UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rue 14a-12

MOTIENT CORPORATION

___________________________________________________________________________________

(Name of Registrant as Specified In Its Charter)

___________________________________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Motient Corporation

300 Knightsbridge Parkway

Lincolnshire, Illinois 60069

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Motient Corporation to be held at [ __ ] , local time, on [ __ ] , 2006 at [ __ ] .

The formal notice of the annual meeting and proxy statement are attached to this letter. This material contains information concerning the business to be conducted at the meeting and the nominees for election as directors.

You should also be aware that a group of funds controlled by Mr. James Dondero (together with Mr. Dondero, “Dondero”), a former director of your company, which own about 8.7% of the Company’s outstanding common stock, announced that it intends to nominate a slate of directors and solicit proxies in opposition to the Board’s recommendations, or to seek consents to elect them, and seize control of Motient's Board of Directors. If Dondero does begin such a solicitation, the Board will communicate further with you in due course.

Your vote is important. We urge you to sign, date and return the enclosed WHITE Proxy Card in the enclosed envelope and not to return any card furnished by Dondero.

Sincerely,

/s/ Steven G. Singer

Steven G. Singer

Chairman of the Board

Motient Corporation

300 Knightsbridge Parkway

Lincolnshire, Illinois 60069

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2006 annual meeting of stockholders of Motient Corporation (“Motient” , “we”, “us” or the “Company”) will be held at [ __ ] , on [ __ ] , 2006, at [ __ ] , local time. At the meeting, stockholders will act on the following matters:

1.	Election of six directors;

2.	Ratify the audit committee’s appointment of Friedman LLP as independent auditors for the Company for the fiscal year ending December 31, 2006;

3.	Approve the proposed 2006 Motient Corporation Equity Incentive Plan and the corresponding cancellation of Motient’s 2002 Stock Option Plan and Motient’s 2004 Restricted Stock Plan;

4.	Amend the Company’s amended and restated certificate of incorporation to allow the issuance of non-voting stock; and

5.	Any other matters that properly come before the meeting or any postponements or adjournments thereof.

This annual meeting is of particular importance to all stockholders of the Company in light of the potential attempt by Dondero to seize control of your Board.

We also urge you not to sign any proxy or consent cards sent to you by Dondero. Even if you have previously signed a proxy card sent to you by Dondero, you have every legal right to change your vote by signing, dating and mailing the enclosed WHITE Proxy Card in the envelope provided.

Holders of record of Motient’s common stock at the close of business on June 6, 2006 will be entitled to notice of and to vote at the meeting or any adjournments or postponements thereof. In accordance with Delaware law, a list of stockholders entitled to vote will be available at the Company’s headquarters, 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069, for examination during normal business hours by any stockholder for any purpose germane to the meeting.

If you have any questions, or need assistance voting, please contact Motient’s proxy solicitor, Innisfree M&A Incorporated, toll free at 1-877-750-9496.

By order of the Board of Directors,

/s/ Robert L. Macklin
Robert L. Macklin Secretary

Lincolnshire, IL

May [  ], 2006

Motient Corporation

300 Knightsbridge Parkway

Lincolnshire, Illinois 60069

PROXY STATEMENT

We are providing this proxy statement to you in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at the 2006 annual meeting of stockholders of Motient Corporation (“we,” “us,” or the “Company”) to be held on [ __ ], 2006, beginning at [ __ ] , local time, at [ __ ]  and at any postponements or adjournments thereof. This proxy statement and the enclosed proxy are first being mailed to the Company’s stockholders on or about [ __ ]  .

Management expects that the only matters to be presented for action at the meeting will be the election of directors, the ratification of Friedman LLP as independent auditors, the proposal to amend our amended and restated certificate of incorporation to allow the issuance of non-voting stock, and the proposal to approve the 2006 Motient Corporation Equity Incentive Plan and the corresponding cancellation of Motient’s 2002 Stock Option Plan and Motient’s 2004 Restricted Stock Plan.

At the close of business on June 6, 2006, the record date for determining the stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote [--------------] shares of the Company’s common stock, par value $0.01 per share. Each share of common stock entitles the holder to one vote on all matters presented at the meeting. Holders of the Company’s preferred stock are not entitled to a vote on any of these matters.

ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters described in the accompanying notice of meeting, including the election of six directors, the ratification of Friedman LLP as our independent auditors, the approval of the 2006 Motient Corporation Equity Incentive Plan, and the approval of the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation. In addition, our management will report on the performance of the Company during fiscal 2005 and respond to questions from stockholders.

Who is entitled to vote?

Only holders of record of the Company’s common stock at the close of business on the record date, June 6, 2006, are entitled to receive notice of and to vote at the meeting, or any postponements or adjournments of the meeting. Each holder of common stock is entitled to one vote at the annual meeting for each share held by such stockholder. Holders of our preferred stock are not entitled to vote such shares of preferred stock at our annual meeting.

Who can attend the meeting?

All common stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock of the Company issued and outstanding on the record date and entitled to vote at the annual meeting will constitute a quorum. A quorum is required for business to be conducted at the meeting. As of June 6, 2006, [----------] shares of common stock of the Company were outstanding and entitled to vote. If you submit a properly executed proxy card, even if you abstain from voting, then you will be considered as present for purposes of determining the presence of a quorum at the annual meeting. However, abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention. Broker non-votes, which are described below, will also be counted for purposes of determining the presence of a quorum at the annual meeting.

How do I vote?

Please mark, sign, date and return each WHITE proxy card you receive in the postage paid envelope provided. Your shares will be voted as you indicate on the proxy card. If you return a signed WHITE proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted FOR the election of each director listed thereon, and FOR proposals 2, 3 and 4.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the meeting. Regardless of the way in which you submitted your original proxy, you may change it by:

(1)	Returning a later-dated, signed proxy card;

(2)	Delivering a written notice of revocation to the Secretary of the Company; or

(3)	Voting in person at the meeting.

If your shares are held through a broker or other nominee, you will need to contact that institution if you wish to change your voting instructions.

What are the Board’s recommendations?

The Board’s recommendations are set forth after the description of each item in this proxy statement. In summary, the Board recommends a vote:

FOR the election of the six persons nominated to serve as directors (see Proposal 1);

FOR ratification of Friedman LLP as our independent auditors (see Proposal 2);

FOR the adoption of the 2006 Motient Corporation Equity Incentive Plan (see Proposal 3);

FOR approval of the proposed amendment to the Company’s Restated Certificate of Incorporation (see Proposal 4).

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board of Directors.

What vote is required to approve each item?

 A quorum is required in order to transact any business at the meeting.

Election of Directors. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required for the election of the nominees as directors. That is, the nominees receiving the greatest number of votes will be elected. A “WITHHELD” vote will not affect the election of the nominees as directors.

Other Proposals. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote is required (i) to ratify Friedman LLP as our independent auditors and (ii) to approve the 2006 Motient Corporation Equity Incentive Plan. The affirmative vote of the holders of the majority of the shares of outstanding common stock is required to amend the Company's Amended and Restated Certificate of Incorporation.

Effect of Withheld Votes and Abstentions. In the election of directors, you may withhold your vote. Withheld votes will have no effect on the outcome of the election. You may vote to “abstain” on each of the other three proposals. If you vote to “abstain” on a proposal, your shares will be counted as present at the meeting for purposes of that proposal and will have the same effect as a vote against that proposal.

Broker-dealers who hold their customer’s shares in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker-dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which under such rules typically include the election of directors and ratification of auditors. Broker-dealers may not vote such shares on other matters without specific instructions from the customers who beneficially own such shares. Proxies signed and submitted by broker-dealers which have not been voted on matters described in the previous sentence are referred to as broker non-votes. Broker non-votes on a particular matter are not deemed to be shares present and entitled to vote on such matters. Broker non-votes, if any, will not be counted as votes cast on any proposal.

Who will count the vote?

We will appoint an inspector of election in the manner provided by the law of Delaware, our state of incorporation, who will count the votes and act as the inspector of election at the annual meeting.

What shares are included on my proxy card(s)?

The shares on your proxy card(s) represent ALL of your shares of common stock that the Company’s stock transfer records indicate that you hold. If you hold shares through a broker or other nominee, you will receive a separate voting instruction card for those shares.

What does it mean if I receive more than one proxy card?

If your shares are registered under different names or are in more than one account, you will receive more than one proxy card. To ensure that all your shares are voted, please sign, date and return each WHITE proxy card you receive.

How will voting on any other business be conducted?

We currently do not know of any business to be considered at the 2006 annual meeting other than as described in this proxy statement. If any other business is properly presented at the annual meeting, your proxy gives authority to Christopher Downie, Executive Vice President and COO of the Company and Myrna Newman, Vice President of the Company, to vote your shares on such matters at their discretion.

How much did this proxy solicitation cost and who will bear the costs?

The Company will bear the costs of the solicitation of proxies, which may include the cost of preparing, printing and mailing the proxy materials. In addition, the Company will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of common stock and obtain their voting instructions. The Company will reimburse those firms for their expenses in doing so and obtaining instructions relating thereto from beneficial owners of Common Stock. Proxies may be solicited, without additional compensation, by directors, officers and employees of the Company by mail, telephone, telegram, facsimile, electronic mail, in person or otherwise. In addition, the Company has retained Innisfree M&A Incorporated to assist in soliciting proxies, for which services the Company will pay a fee expected not to exceed $o in the aggregate plus out-of-pocket expenses. Innisfree will employ approximately o persons in connection with its solicitation of proxies.

Expenses related to the solicitation of stockholders in excess of those normally incurred for an annual meeting are expected to aggregate approximately $[ __ ] , of which approximately $[ __ ]  has been spent to date.

Exhibit B sets forth certain information relating to the Company’s Directors who may be soliciting proxies on the Company’s behalf.

Who should I call if I have any questions?

 If you have any questions or need assistance in voting your shares, please call Innisfree M&A Incorporated, toll-free at 1-877-750-9496. Banks and brokers may call collect at 212-750-5833.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of April 20, 2006 (unless otherwise indicated), by:

•	each person known by us to be a beneficial owner of five percent (5%) or more of our common stock;
•	each current director, including each director who is a nominee for election as a director;
•	each executive officer named in the summary compensation table in Item 11 of this Annual Report; and
•	all current directors and executive officers as a group.

Except as otherwise indicated, each person listed in the table has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

Beneficial Owner (1)	Shares Beneficially Owned	Percentage of Shares Beneficially Owned (2)
Executive Officers and Directors:
Christopher W. Downie (3)	138,827	*
Dennis W. Matheson (4)	72,664	*
Deborah L. Peterson (5)	22,666	*
Richard V. Crawford (6)	6,000	*
Robert L. Macklin (7)	45,041	*
Myrna Newman (8)	27,666	*
Steven G. Singer (9)	40,528	*
C. Gerald Goldsmith (10)	20,000	*
David Andonian	0	*
Robert Brumley	0	*
David Grain	17,500	*
Gerald S. Kittner (11)	26,479	*
Jacques Leduc	0	*
David Meltzer	0	*
Raymond L. Steele (12)	15,300	*
Jonelle St. John (13)	26,114	*
Barry A. Williamson (14)	35,000	*
All current directors and executive officers as a group (17 persons)	498,785	*
Other 5% stockholders:
Funds Affiliated with Highland Capital (“Highland”) (15)	9,024,326	14.3%
Funds Affiliated with Tudor Investment Corp. (“Tudor”) (16)	4,378,944	6.9%
George W. Haywood (17)	5,069,586	8.0%
JGD Management Corp. (18)	4,758,380	7.5%
Dr. Rajendra Singh (19)	4,792,502	7.6%
Funds Affiliated with Harbinger Capital Partners (“Harbinger”) (20)	4,822,822	7.6%
Funds Affiliated with Phoenix Partners (“Phoenix”) (21)	2,897,684	4.6%
Gilder, Gagnon, Howe & Co. LLC (22)	3,668,319	5.8%

* Less than 1% of the outstanding shares.

(1)	Unless otherwise indicated, the address of the directors and executive officers is in the care of Motient Corporation, 300 Knightsbridge Parkway, 4th Floor, Lincolnshire, Illinois 60069.

(2)	Percentage of ownership is based on 63,249,513 shares of common stock outstanding on April 21, 2006. The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of common stock includes any shares as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of shares as to which such person has the right to acquire voting or investment power within 60 days.

(3)	Includes 37,827 shares issuable upon exercise of stock options, 100,000 shares issuable on the exercise of a warrant.
(4)	Includes 72,664 shares issuable upon exercise of stock options.
(5)	Includes 22,666 shares issuable upon exercise of stock options.
(6)	Includes 6,000 shares issuable upon exercise of stock options.
(7)	Includes 40,833 shares issuable upon exercise of stock options.
(8)	Includes 27,666 shares issuable upon exercise of stock options.
(9)	Includes 20,000 shares issuable upon exercise of stock options.
(10)	Includes 10,000 shares issuable upon exercise of stock options.
(11)	Includes 10,000 shares issuable upon exercise of stock options.
(12)	Includes 10,000 shares issuable upon exercise of stock options.
(13)	Includes 10,000 shares issuable upon exercise of stock options.
(14)	Includes 10,000 shares issuable upon exercise of stock options.
(15)

Pursuant to a Schedule 13D/A dated April 12, 2006 filed with the Securities and Exchange Commission, Highland reported that as of April 12, 2006 it and certain related entities had sole voting and dispositive power over 9,024,326 shares of common stock and that its address is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240. This amount includes warrants for the purchase of 825,000 shares of common stock and 2,700,268 shares of common stock that may be acquired upon the conversion of preferred stock.

(16)

Pursuant to a Schedule 13G/A dated February 14, 2005 filed with the Securities and Exchange Commission, Tudor Investment Corporation reported it had shared voting and dispositive power over 4,378,944 shares of common stock through Tudor Proprietary Trading, L.L.C., The Altar Rock Fund, L.P., The Raptor Global Portfolio, Ltd., and The Tudor BVI Global Portfolio Ltd. Because Tudor Investment Corporation is the sole general partner of Altar Rock and provides investment advisory services to Raptor Portfolio and BVI Portfolio, Tudor Investment Corporation may be deemed beneficially to own the shares of Common Stock owned by each. Tudor Investment Corporation expressly disclaims such beneficial ownership. In addition, because Paul Tudor Jones is the controlling shareholder of Tudor Investment Corporation and the indirect controlling equity holder of Tudor Proprietary Trading, Mr. Jones may be deemed beneficially to own the shares of Common Stock deemed beneficially owned by Tudor Investment Corporation and Tudor Proprietary Trading. Mr. Jones expressly disclaims such beneficial ownership. The mailing address of Tudor Investment Corporation is 1275 King Street, Greenwich, CT 06831.

(17)

Pursuant to a Schedule 13G/A dated February 13, 2006 filed with the Securities and Exchange Commission, Mr. Haywood reported that as of February 13, 2006, he had sole voting and dispositive power over 4,975,086 shares of common stock (including 49,400 shares owned by Mr. Haywood’s children and 609,686 shares underlying warrants) and shared voting and dispositive power over 94,500 shares of common stock, and that his address is c/o Cronson & Vris, LLP, 380 Madison Avenue, 24th Floor, New York, New York, 10017. Does not include 130,000 shares owned by Mr. Haywood’s spouse and children. Includes 111,562 shares underlying vested warrants.

(18)

Pursuant to a Schedule 13G/A dated February 14, 2006 filed with the Securities and Exchange Commission, JGD Management Corp. reported that as of December 31, 2005 it had sole voting and dispositive power over 4,758,380 shares of common stock through (i) eight controlled entities: York Investment Limited, York Capital Management, L.P., York Select, L.P., York Select Unit Trust, York Credit Opportunities Fund, L.P., York Global Value Partners, L.P., York/Green Capital Partners, L.P. and York Enhanced Strategies Fund, LLC; and (ii) certain other funds and accounts (“Managed Accounts”) over which JGD Management Corp. has discretionary investment authority and its address is c/o York Capital Management, 767 Fifth Avenue, 17th Floor, New York, New York 10153. This amount includes warrants for the purchase of 785,629 shares of common stock and 303,297 shares of common stock that may be acquired upon the conversion of preferred stock.

(19)

Pursuant to a Schedule 13G/A dated February 9, 2006 filed with the Securities and Exchange Commission, Dr. Singh reported that as of January 13, 2006 he, his wife, and certain trusts for the benefit of his children had shared voting power over an aggregate of 4,792,502 shares and shared dispositive power over an aggregate of 4,792,502 shares, including an aggregate of 614,084 shares issuable upon exercise of warrants that may never vest, and that his address is c/o Telcom Ventures L.L.C., 201 N. Union Street, Suite 360, Alexandria, Virginia, 22314.

(20)

Pursuant to a Schedule 13G/A dated February 14, 2006 filed with the Securities and Exchange Commission, Harbinger Capital Partners reported that as of December 31, 2005 it and certain related entities had shared voting and dispositive power over 4,822,822 shares of common stock and that its address is c/o International Fund Services, Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland.

(21)

Pursuant to a Schedule 13G/A dated February 9, 2006 filed with the Securities and Exchange Commission, Phoenix Partners reported that as of December 31, 2005 it and certain related entities had shared voting and dispositive power over 4,822,822 shares of common stock and that its address is 600 Fifth Avenue, 27th Floor, New York, New York 10020.

(22)

Pursuant to a Schedule 13G/A dated February 14, 2006 filed with the Securities and Exchange Commission, Gilder, Gagnon, Howe & Co. LLC reported that as of December 31, 2005 it had sole voting power over 72,597 shares and had shared dispositive power over 3,668,319 shares and that its 1775 Broadway, 26th Floor, New York, New York 10019. The shares reported include 3,337, 569 shares held in customer accounts over which partners and/or employees of the reporting person have discretionary authority to dispose of or direct the disposition of the shares, 258,153 shares held in accounts owned by the partners of the reporting person and their families, and 72,597 shares held in the account of the profit-sharing plan of the reporting person.

ELECTION OF DIRECTORS

(Proposal 1)

Motient’s Amended and Restated Bylaws allow for the Board of Directors to fix the number of directors, and Motient’s Board of Directors currently consists of ten members. However, Motient’s board of directors has resolved to decrease the number of directors constituting the board from ten to six, effective as of the annual meeting. Accordingly, the Nominating Committee of Motient’s Board of Directors has nominated six candidates for election. All of the current members of the Board of Directors have been nominated for election to the Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal.

Approval of the nominees requires the affirmative vote of a plurality of the shares of common stock present in person or represented by proxy at the annual meeting and entitled to vote on the election of the nominees. It is intended that the persons named in the proxy will, unless otherwise instructed, vote for the election of the six nominees listed below. If for any reason any nominee should not be available for election or able to serve as a director, the persons named in the proxy intend to vote for the election of such substitute nominee for director as the Board of Directors may designate. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director.

The Board of Directors recommends that stockholders vote “FOR” the election of the six persons nominated to serve as directors.

The following table sets forth, for each nominee for election as a director, his name, title, age and the year in which he first became a director of the Company. The nominees have furnished the information set forth below and elsewhere in this proxy statement concerning them and their security holdings to Motient.

Name	Title	Age	Began Service
David Andonian	Director	49	2006
Robert Brumley	President and CEO, TerreStar Networks Inc.	57	N/A
David Grain	Director	43	2006
Jacques Leduc	Director	43	2006
David Meltzer	Director	46	2006
Raymond L. Steele	Director	71	2004

David Andonian. Mr. Andonian is currently the chairman of Affinnova, Inc., a marketing services company, and has held this position since May, 2003. He also served as Affinnova’s CEO from January 2004 to December 2005. From December, 1997 to September, 2002, he served as President of Corporate Development and President and COO at CMGI, a leading NASDAQ 100 Internet marketing and infrastructure provider. At CMGI, he managed domestic and international operations and was instrumental in leading the Company’s growth initiatives through its business development, M&A, corporate strategy and marketing functions. Prior to joining CMGI, David held several executive level positions from January, 1996 to November, 1997 with PictureTel Corporation including General Manager of its Personal Systems Division and Vice President of Worldwide Marketing. He began his career in sales at IBM where he spent over 15 years in various sales, marketing and general management positions including VP of Worldwide Marketing and Brand Management for IBM’s PC Company. David holds a degree from the Isenberg School of Management at the University of Massachusetts.

Robert Brumley. Mr. Brumley has been President and CEO of TerreStar Networks, an emerging provider of advanced mobile satellite services, since August 2005. Prior to joining TerreStar, Mr. Brumley was founder and managing member of Pegasus Global LLC, an international development and advisory services firm specializing in technology, capital formation, and market strategies and solutions for domestic and international companies from January 2002 until August 2005. From January 2000 until December 2001, Mr. Brumley was the Executive Vice President for Strategy and Corporate Development for Cambrian Communications, LLC, a wholesale metropolitan area network provider. Cambrian Communications filed for bankruptcy in September 2002. He is currently a director of iBasis Networks. Mr. Brumley holds a law degree from the University of Tennessee.

David Grain. Mr. Grain has served on our Board of Directors since February 2006. Mr. Grain has served as manager and founder of Grain Capital, a private equity and venture capital firm that invests primarily in the wireless telecommunications section since January 2006. From January 2003 to December 2005, he served as President of Global Signal, Inc. (formerly Pinnacle Towers), a publicly traded independent wireless communications tower company. From May 2000 to January 2003, Mr. Grain served as Senior Vice President of AT&T Broadband’s New England region. From October 2001 to September 2005, Mr. Grain was a director of Newcastle Investment Corporation (NYSE: NCT). Mr. Grain holds a B.A. in English from the College of the Holy Cross and an M.B.A. from the Amos Tuck School at Dartmouth College with a concentration on Finance and Business Strategy.

Jacques Leduc. Jacques Leduc is a founder and managing partner of Trio Capital Inc., a private equity and venture capital firm that he started in January 2006, which invests primarily in telecommunications and new media. He served as Chief Financial Officer of Microcell Telecommunications Inc., a nationwide wireless operator in Canada from February 2001 Through November 2004, and as Vice President Finance and Director Corporate Planning from January 1995 to February 2001. Mr. Leduc holds a Masters degree in Business Administration from Ecole des Hautes Etudes Commercials de Montreal and a Bachelors degree in Business Administration from the Universite du Quebec a Montreal. Mr. Luduc has also served as a member of the Board of Directors of Rural Cellular Corporation, Inc., a wireless communications service provider, since May 2005.

David Meltzer. Mr. Meltzer has served on our Board of Directors since February 2006. Mr. Meltzer, has served as Senior Vice President for International Services for the American Red Cross since July 2005, with overall responsibility for international disaster response activities, international development programs and various international policy matters. From October 2001 to February 2005, Mr. Meltzer served as the General Counsel and Executive Vice President for Regulatory Affairs for Intelsat Global Service Corporation, a wholly-owned subsidiary of Intelsat, Ltd. From July 2001 to September 2001, he served as Vice President and General Counsel of Intelsat Global Services Corporation. From December 1999 to September 2001 as Vice President and General Counsel for Intelsat Global Service Corp (and its predecessor-in-interest). From 1989 to December 1999, Mr. Meltzer served in various other positions with INTELSAT, including as Senior Director in the Corporate Restructuring Division. Mr. Meltzer holds a B.A. in International Relations from the University of Pennsylvania and a J.D. from George Washington University National Law Center.

Raymond L. Steele. Mr. Steele has served on our Board of Directors since May 2004. Mr. Steele is also a member of the Board of Directors of Horizon Offshore Dynabazaar, Globix Corporation and American Banknote Corporation. From August 1997 until October 2000, Mr. Steele served as a Board member of Video Services Corp. Prior to his retirement, Mr. Steele held various senior positions such as Executive Vice President of Pacholder Associates, Inc. (from August 1990 until September 1993), Executive Advisor at the Nickert Group (from 1989 through 1990), and Vice President, Trust Officer and Chief Investment Officer of the Provident Bank (from 1984 through 1988).

Communications with Directors

The Board of Directors maintains a process for stockholders to communicate with the Board of Directors or with individual directors. Stockholders who wish to communicate with the Board of Directors or with individual directors should direct written correspondence to our General Counsel at our principal executive offices located at 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069. Any such communication must contain (i) a representation that the stockholder is a holder of record of stock of the corporation, (ii) the name and address, as they appear on the corporation’s books, of the stockholder sending such communication, and (iii) the class and number of shares of Motient that are beneficially owned by such stockholder. The General Counsel will forward such communications to the Board of Directors or the specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the General Counsel has the authority to discard the communication or to take appropriate legal action regarding such communication.

Directors Not Standing for Reelection

At the meeting of the board’s nominating committee on April 27, 2006, the following current members of our board of directors determined not to stand for reelection at our 2006 annual meeting. We wish to thank these individuals for their service to Motient over the years.

Steven G. Singer, 45. Mr. Singer has served on our Board of Directors since May 2002 and chairman of the Board since June 2003. Since November 2000, Mr. Singer has served as chairman and chief executive officer of American Banknote Corporation, a company providing documents of value (such as currency, checks, passports, and credit cards) and related services. American Banknote filed for protection under Chapter 11 of the Bankruptcy Code in January 2005. Since 1994, Mr. Singer has also been chairman and chief executive officer of Pure 1 Systems, a privately held drinking water treatment company. From 1994 to 2000, Mr. Singer was executive vice president and chief operating officer of Romulus Holdings, Inc., a family-owned investment fund. Mr. Singer also currently serves as a director of Globix Corporation, a public company engaged in complex internet hosting and transportation services.

C. Gerald Goldsmith, 79. Mr. Goldsmith has served on our Board of Directors since May 2005. Mr. Goldsmith has been an independent investor and financial advisor since 1976. He is currently a member of the Board of Directors of Innkeepers USA and Plymouth Rubber Co., and he is Chairman of the First Bank of the Palm Beaches, and Property Corp. International, a private real estate investment company. He has also served as a director of several banks and NYSE-listed companies and various philanthropic organizations. He holds an A.B. from the University of Michigan and an M.B.A. from Harvard Business School.

Gerald S. Kittner, 53. Mr. Kittner has served on our Board of Directors since May 2002. He also serves on the board of directors Mobile Satellite Ventures GP, Inc., the general partner of Mobile Satellite Ventures LP and serves in that capacity as Motient’s designee pursuant to a stockholders’ agreement. Mr. Kittner is a practicing attorney and part-time deputy director of Beacon House, a non-profit social services organization for disadvantaged youth in Washington, D.C.. From 1996 to 1999, Mr. Kittner was a senior vice president for legislative and regulatory affairs with CAI Wireless Systems. When CAI Wireless Systems was acquired by WorldCom, Inc. (then MCI) in 1999, Mr. Kittner remained with WorldCom as a senior vice president for approximately one year. From 1996 to 2000, Mr. Kittner served on the Board of Directors of the Wireless Communications Association, and was a member of its executive and government affairs committees. Previously, Mr. Kittner was a partner with the law firm Arter & Hadden and worked with a variety of telecommunications clients.

Jonelle St. John, 52. Ms. St. John has served on our Board of Directors since November 2000. Ms. St. John was the chief financial officer of MCI WorldCom International in London from 1998 through 2000 following her positions as the treasurer of MCI Communications Corporation from 1993 to 1998. Prior to working with WorldCom, Ms. St. John was the vice president and treasurer and the vice president and controller of Telecom*USA, which she joined in 1985. Before 1985, Ms. St. John held various positions at Arthur Andersen LLP.

Barry A. Williamson, 48. Mr. Williamson has served on our Board of Directors since March 2005. Mr. Williamson was elected in 1992 as the 38th Texas Railroad Commissioner and served in that capacity from January 1993 to January 1999. He served as the Railroad Commission’s Chairman in 1995. During the late 1980’s and early 1990’s, Mr. Williamson served under the Bush administration at the U.S. Department of Interior as the Director of Minerals Management Service. During the 1980’s, Mr. Williamson served under the Reagan administration as a principal advisor to the U.S. Secretary of Energy in the creation and formation of a national energy policy. Mr. Williamson began his career with the firm of Turpin, Smith, Dyer and Saxe, and in 1985 established the Law Offices of Barry Williamson and founded an independent oil and gas company.

Mr. Williamson serves on the Board of Directors of Wilson Holdings, a publicly traded real estate development company, and SPACEHAB, Incorporation, a publicly traded commercial and government space services company. Mr. Williamson graduated from the University of Arkansas with a B.A. in Political Science in 1979, and received his J.D. degree from the University of Arkansas Law School in 1982.

Executive Officers

The following table sets forth the name, title and age of each executive officer of the Company, including the year in which such person became an officer of the Company. The executive officers have furnished the information set forth below and elsewhere in this proxy statement concerning them and their security holdings to Motient.

Name	Title	Age	Began Service
Christopher W. Downie	Executive Vice President, Chief Operating Officer and Treasurer	36	2003
Dennis W. Matheson	Senior Vice President and Chief Technology Officer	45	1993
Deborah L. Peterson	Senior Vice President, Systems Engineering and Solutions	50	1992
Richard V. Crawford	Senior Vice President, Network Engineering	49	1991
Robert L. Macklin	Vice President, General Counsel and Secretary	31	2003
Myrna J. Newman	Vice President, Controller and Chief Accounting Officer	49	2003

Christopher W. Downie. Mr. Downie was appointed executive vice president, chief operating officer and treasurer in May 2004. From March 2004 to May 2004, Mr. Downie was appointed to the position of executive vice president, chief financial officer and treasurer, and designated our principal executive officer. From April 2003 to March 2004, he served as vice president, chief financial officer and treasurer. From May 2002 to April 2003, Mr. Downie worked as a consultant for CTA, a communications consulting firm. While with CTA, Mr. Downie was primarily engaged on Motient-related and other telecom-related matters. From February 2000 to May 2002, Mr. Downie served as senior vice president and chief financial officer of BroadStreet Communications, Inc. From August 1993 to February 2000, Mr. Downie was a vice president in the Investment Banking Division of Daniels & Associates, LP, an investment bank focused on communications. From 1991 to 1993, Mr. Downie was in the corporate finance department of Bear Stearns & Co. Inc. Mr. Downie has served on the board of directors of TerreStar Networks Inc. since May 2005.

Dennis W. Matheson. Mr. Matheson was Motient’s senior vice president and chief technology officer from March 2000 through December 31, 2005. On January 1, 2006, he left Motient to join Motient’s subsidiary, TerreStar Networks Inc. From 1993 to March 2000, Mr. Matheson held other technical positions within Motient, most recently as vice president of engineering and advanced technology. Before joining Motient, Mr. Matheson was senior manager of systems architecture for Bell Northern Research, a subsidiary of Nortel Networks Corporation (formerly known as Northern Telecom Limited). Prior to that, he held various positions with Northern Telecom and Bell Northern Research within the design and product management organizations and held various engineering positions with Texas Instruments Incorporated.

Deborah L. Peterson. Ms. Peterson has served as Motient’s senior vice president of system engineering and solutions since August 2005. From June 1992 to July 2005 she held various other technical management positions with Motient, most recently as vice president of systems engineering and solutions. Prior to joining Motient, Deborah was the MIS director at Armour Swift-Eckrich, a ConAgra company, from 1988 to 1992 where she led MIS strategic planning, systems development and support, technical support services, data center operations, and voice and data telecommunications network planning and management. From 1984 to 1988, Ms. Peterson served as systems consultant and project manager at Beatrice Companies where she developed systems plans for a wide range of process manufacturing companies including consumer durable, refrigerated and dry grocery segments.

Richard V. Crawford. Mr. Crawford has served as Motient’s senior vice president of operations and engineering since August 2005. Since joining Motient in 1991, Mr. Crawford has served in various positions in network operations, focused primarily on the quality, timeliness and cost management of Motient’s network operations, including the deployment of several architecture plans. Prior to joining Motient/ARDIS in 1991, Mr. Crawford held various management positions for Shark Financial Services (a division of WANG financial) from 1985 to 1991 and Continental Illinois National Bank from 1980 to 1985.

Robert L. Macklin. Mr. Macklin, elected as a Vice President of Motient in August 2005, has served as Motient’s general counsel and secretary since May 2004. From September 2003 to May 2004, Mr. Macklin served as Motient’s associate general counsel and secretary. From May 2001 to September 2003, he was in-house counsel to Herman Dodge & Son, Inc., a national housewares manufacturer and distributor. Prior to May 2001, he was an associate in the corporate department of Skadden, Arps, Slate, Meagher & Flom (Illinois).

Myrna J. Newman. Ms. Newman, elected as a Vice President of Motient in August 2005, has served as Motient’s controller, chief accounting officer and principal financial officer since May 2004. From April 2003 to May 2004, she served as controller and chief accounting officer. From 2001 to 2003, she was vice president of finance for Heads and Threads International LLC, a subsidiary of Allegheny Corporation and distributor of fasteners. Prior to that, from 1995 to 2001, she was the controller of Heads and Threads.

Legal Proceedings

On August 16, 2005, Highland Legacy Limited, a stockholder of Motient, filed suit in the Court of Chancery of the State of Delaware in and for New Castle County against: Motient; Steven Singer, Gerald Kittner, Barry Williamson, Raymond Steele and Gerald Goldsmith, directors of Motient; Peter D. Aquino, a former director of Motient; Christopher Downie, Chief Operating Officer of Motient; Gary Singer; Tejas Inc.; Tejas Securities, Inc.; Communications Technology Advisors LLC; Capital & Technology Advisors, Inc.; and Jared Abbruzzese. Highland Legacy Limited is an affiliate of James D. Dondero, a former director of Motient. The lawsuit alleged breaches of duties allegedly owed to Motient by the defendants and sought recovery of fees from certain of these parties relating to prior transactions with Motient. On March 17, 2006, the Court of Chancery of the State of Delaware in and for New Castle County dismissed the suit, finding that the plaintiff had failed to allege facts indicating that the defendant directors of Motient lacked independence or that the challenged transactions were not a valid exercise of their business judgment.

On August 16, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., and Highland Capital Management, L.P., affiliates of James Dondero, filed a lawsuit in Dallas County, Texas against Motient. The Plaintiffs purchased 90,000 shares of Series A Preferred for $90 million in the private placement in April of 2005. Their lawsuit sought rescission of their purchase of Series A Preferred, and unspecified damages, on the ground that the absence of voting rights was material to purchasers of the Series A Preferred including the Plaintiffs. On October 17, 2005, the plaintiffs amended their petition, removing the allegation that the lack of voting rights was material and asserting instead that the Series A Preferred was void because of a conflict between the Certificate of Designations therefore and Motient’s certificate of incorporation. Motient believes that this claim is without merit and intends to vigorously defend this lawsuit.

On October 7, 2005, Highland Equity Focus Fund, L.P., Highland Crusader Offshore Partners, L.P., Highland Capital Management Services, Inc., Highland Capital Management, L.P., affiliates of James Dondero, on behalf of themselves and all those similarly situated, filed a class action lawsuit in the Court of Chancery of the State of Delaware against Motient and each of its directors, other than Mr. Dondero, alleging that Motient has provided inadequate information to the holders of Series A Preferred relating to the Exchange Offer for the Series A Preferred, and that the Exchange Offer is coercive. These parties also requested that the court enjoin the Exchange Offer. Thereafter Motient made changes to its disclosures concerning the Exchange Offer in response to comments from the SEC, and the plaintiffs withdrew their request for a preliminary injunction. The Exchange Offer closed on October 26, 2005; the lawsuit remains pending.

On October 19, 2005, Motient Corporation filed two lawsuits against James D. Dondero, one in the United States District Court for the Northern Division of Texas and one in the District Court of Dallas County, Texas. The petition filed in state court alleges that Mr. Dondero has seriously and repeatedly breached his fiduciary duties as a director of Motient in order to advance his own personal interests. The complaint filed in Federal court alleges that Mr. Dondero and his affiliates have filed false, misleading and incomplete public statements in violation of the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

On April 12, 2006, an entity controlled by James D. Dondero made a demand to inspect our books and records under Section 220(b) of the Delaware General Corporation Law. Motient denied such request on April 20 as inappropriate for a number of reasons including (but not limited to) the lack of a proper purpose for the demand and the continuing refusal by Mr. Dondero and Highland to respond to discovery requests in the several pending lawsuits. On April 25, the entity filed suit under Section 220 in the Court of Chancery of the State of Delaware. The case has been set for trial on June 1, 2006.

Issuance of Series A Preferred

Motient issued the Series A Preferred in a private placement on April 15, 2005. As originally proposed, the Series A Preferred would have voted along with Motient’s common stock on all matters on an as-converted basis. During negotiations with respect to the Series A Preferred, investors affiliated with Jim Dondero, a director of Motient, requested that the voting rights of the Series A Preferred be limited so that these investors would not be required to file applications under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (“HSR”). Motient agreed to limit the voting rights of the Series A Preferred to the extent appropriate so that these investors would not be required to file HSR applications. However, due to a mistake, the voting rights were incorrectly stated in the Certificate of Designations for the Series A Preferred as originally filed with the Secretary of State of Delaware. Upon discovering this mistake, Motient promptly filed a Certificate of Corrections with the Secretary of State of Delaware to correctly state the voting rights of the Series A Preferred. Motient’s Certificate of Incorporation contains a provision that prohibits the issuance by Motient of “non-voting stock”. As described above, the investors affiliated with Jim Dondero who originally requested that the voting rights of the Series A Preferred be limited have now filed lawsuits against Motient claiming, among other things, that the Series A Preferred is void because the limited voting rights set forth in the Certificate of Incorporation make the Series A Preferred “non-voting stock” and that the Certificate of Corrections is not effective to remedy this. Motient believes that the Certificate of Corrections was effective to remedy any problems caused by the mistake, and that the limited voting rights granted in the Certificate of Designations were sufficient to make the Series A Preferred not be “non-voting stock”. Motient further believes that under Delaware law, Highland and Mr. Dondero do not have standing to question the validity of the Series A Preferred.

Exchange Offer

On October 26, 2005, Motient completed an exchange offer in which it allowed each Holder of Series A Preferred to exchange their shares of Series A Preferred and a release of any claims relating to the issuance of the Series A Preferred for shares of Series B Preferred, which has rights, preferences and privileges substantially identical to the Series A Preferred, except that upon (a) the accumulation of accrued and unpaid dividends on the outstanding shares of Series B Preferred for two or more six month periods, whether or not consecutive; (b) the failure of Motient to properly redeem the Series B Preferred Stock, or (c) the failure of Motient to comply with any of the other covenants or agreements set forth in the Certificate of Designations for the Series B Preferred Stock, and the continuance of such failure for 30 consecutive days or more after receipt of notice of such failure from the holders of at least 25% of the Series B Preferred then outstanding, then the holders of at least a majority of the then-outstanding shares of Series B Preferred, with the holders of shares of any parity securities upon which like voting rights have been conferred and are exercisable, voting as a single class, will be entitled to elect a majority of the members of Motient’s Board of Directors for successive one-year terms until such defect listed above has been cured. All of the holders of the Series A Preferred except for those affiliated with Highland Capital Management exchange their shares in this offer. Accordingly, approximately $318.5 million in face amount of Series A Preferred shares were exchanged for Series B Preferred shares of the same face amount, and only $90 million in face amount of Series A Preferred shares remain outstanding.

From time to time, Motient is involved in legal proceedings in the ordinary course of its business operations. Although there can be no assurance as to the outcome or effect of any legal proceedings to which Motient is a party, Motient does not believe, based on currently available information, that the ultimate liabilities, if any, arising from any such legal proceedings not otherwise disclosed would have a material adverse impact on its business, financial condition, results of operations or cash flows.

Board Committees and Meetings

During 2005, the Board of Directors consisted of six directors through May 2005, and seven directors the remainder of the year. One director resigned in February 2006, two new directors were added in February 2006, and one in April 2006. The Board of Directors met 18 times during 2005. During 2005, each incumbent director attended or participated in at least 75% of the aggregate of the total number of meetings held by our Board of Directors and each committee of the Board of Directors on which they served during the period for which he served. None of our board members are employees of Motient. To communicate directly with any of our directors, follow the instructions set forth in the section above entitled “Communications with Directors.” Motient does not have a policy regarding the attendance of Board members at any annual meeting. Mr. Goldsmith was the only director to attend the 2005 annual meeting of stockholders in person.

Director Nominations

The Board of Directors conducts its business through meetings and through its committees. The Nominating Committee (currently Gerald Kittner, C. Gerald Goldsmith, Jonelle St. John and Raymond Steele) is responsible for selecting candidates to stand for election as directors. All of the committee members are independent as defined under the rules of the National Association of Securities Dealers, Inc. Our Nominating Committee’s charter is available on our website, www.motient.com. The Committee actively seeks individuals who meet the qualifications established by the Nominating Committee to become members of our board of directors, including evaluating persons suggested by shareowners or others, and conducting appropriate inquiries into the backgrounds and qualifications of possible nominees. The Nominating Committee selects those nominees whose attributes it believes would be most beneficial to Motient. This assessment will include such issues as experience, integrity, competence, diversity, skills, and dedication in the context of the needs of the board of directors. Any stockholder that wishes to propose a candidate should send such candidate to the attention of the Nominating Committee at the address given in the section entitled “Communications with Directors” above.

Board Committees

The Board of Directors has four standing committees: the Audit Committee (comprised of Jonelle St. John, Raymond Steele and C. Gerald Goldsmith), the Nominating Committee (comprised of Jonelle St. John, Gerald Kittner, Raymond Steele and C. Gerald Goldsmith), the Compensation and Stock Option Committee (comprised of Jonelle St. John, Gerald Kittner, Raymond Steele and C. Gerald Goldsmith), and the Executive Committee (comprised of Jonelle St. John, Barry Williamson, Gerald Kittner, Raymond Steele and C. Gerald Goldsmith).

Audit Committee

In 2005, the Audit Committee consisted of Jonelle St. John, Raymond Steele and Gerald Kittner through June 2005, after which Mr. Kittner resigned from the committee and Mr. Goldsmith became a member of the committee. Each member of the Audit Committee is independent as defined under the rules of the National Association of Securities Dealers, Inc. The Audit Committee is responsible for reviewing our internal auditing procedures and accounting controls and will consider the selection and independence of our outside auditors. During 2005, the Audit Committee met 12 times.

Our Board of Directors has determined that Jonelle St. John and Raymond L. Steele are “Audit Committee financial experts” as such term is defined under Item 401(h) of Regulation S-K. Each of them is “independent” of management as independence for Audit Committee members is defined by NASDAQ rules. Stockholders should understand that this designation is a disclosure requirement of the SEC related to Ms. St. John’s and Mr. Steele’s experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Ms. St. John or Mr. Steele any duties, obligations or liability that are greater than are generally imposed on her as a member of the Audit Committee and Board of Directors, and their designations as Audit Committee financial experts pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors. In making this determination, the Board considered Ms. St. John’s and Mr. Steele’s educational background, and business experience, which are described above.

Compensation and Stock Option Committee

The Compensation and Stock Option Committee consisted of Steven Singer, James Dondero and Gerald Kittner through June 2005, after which time the committee was restructured to its present composition, so as to ensure that all members of the committee were “independent” under the rules of NASDAQ, a precondition for listing our common stock on NASDAQ. The Compensation and Stock Option Committee is responsible for reviewing certain of Motient’s compensation programs, making recommendations to the Board of Directors with respect to compensation, and administering our stock option plan. During 2005, the Compensation and Stock Option Committee met five times.

Board Compensation

In 2005, each non-employee member of the Board of Directors received $2,000 per month, and each member of the Audit Committee and the Compensation and Stock Option Committee received an additional $500 and $250 per month, respectively. The Chairman of the Board, currently Steven Singer, also received an additional stipend of $2,000 per month. Further, each non-employee member of our Board was eligible to receive grants of stock options under our 2002 stock option plan and our 2004 restricted stock plan. A total of 82,500 shares of restricted stock, and a total of 160,000 stock options (70,000 with an $8.57 strike price, 70,000 with an $28.70 strike price and 20,000 with a strike price of $20.50) were granted to the directors in 2005.

In November 2005, the Compensation and Stock Option Committee engaged a compensation consultant to review our directors and officers compensation programs. Based on that review, effective January 1, 2006, each non-employee member of the Board of Director is entitled to an annual retainer of $30,000, each member of the Compensation and Stock Option Committee and the Nominating Committee is entitled to an additional retainer of $3,000 per year, and each member of the Audit Committee is entitled to an additional retainer of $6,000 per year. In addition, non-employee members of the Board will receive meeting fees of $1,500 for each Board meeting in excess of six (6) per year. Each member of the Compensation and Stock Option Committee or the Nominating Committee will receive meeting fees of $2,000 for each committee meeting in excess of three (3) per year, each member of the Audit Committee will receive meeting fees of $2,500 for each meeting in excess of four (4) per year. For the committee meeting fees, these provisions are effective as of November 2005.

In addition, if the Motient Corporation 2006 Equity Incentive Plan is approved by the stockholders (see Proposal 3 for further details), directors will receive restricted stock and stock options as follows:

Restricted Stock

Basic Grant on joining the Board	20,000 shares

Additional Grants (not cumulative – only largest eligible award granted):

Audit Committee	10,000 shares
Nominating and Compensation Committees	5,000 shares
Chairman of the Board	15,000 shares

The restricted stock vests, with respect to 20% of the grant, on grant or approval of the Plan by the stockholders (whichever is later), and with respect to the remainder, 20% of the total grant at each of the four yearly anniversaries of the date of grant.

In addition, directors in service with the board at January 1, 2006 were granted options to purchase 15,000 shares of common stock on May 1, 2006. These options will be revoked if the Plan is not approved by the stockholders. In addition, directors elected to the board at the annual meeting (excluding those in service on January 1, 2006) will receive an grant of options to purchase 15,000 shares of common stock at the time of the annual meeting.

If the Plan approved by the stockholders, newly appointed or elected directors will receive the above outlined grant of restricted stock upon joining the board, and directors who are reelected to the board will receive a grant of options to purchase 15,000 shares of common stock at a price of the fair market value of the common stock at the time of the annual meeting.

EXECUTIVE COMPENSATION

The following tables set forth (a) the compensation paid or accrued by Motient to Motient’s chief executive officer and its five other most highly compensated executive officers receiving over $100,000 per year in 2005, all of whom are referred to herein as the “named executive officers” for services rendered during the fiscal years ended December 31, 2005, 2004, and 2003 and (b) certain information relating to options granted to such individuals.

Summary Compensation Table
	Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation(1)	Restricted Stock Awards(7)	Securities Underlying Options/SARs(2)

Christopher W.	2005	$231,058	$50,000	$312	$2,318,750	110,000
Downie Executive Vice	2004	$225,707	$0	$264	$0	101,160
President, Chief Operating	2003	$129,688	$0	$88	$0	40,000
Officer and Treasurer (3)

Dennis W. Matheson	2005	$190,800	$28,800	$298	$0	18,000
Senior Vice President	2004	$192,880	$89,908	$248	$0	0
and Chief Technology	2003	$181,067	$0	$168	$0	40,000
Officer (6)

Deborah L. Peterson	2005	$169,080	$25,000	$264	$0	18,000
Vice President, Systems	2004	$143,246	$61,524	$177	$0	0
Engineering and Solutions	2003	$165,890	$0	$219	$0	20,000

Richard V. Crawford	2005	$144,099	$22,000	$225	$0	18,000
Vice President, Network	2004	$149,064	$39,242	$220	$0	0
Operations and	2003	$145,005	$0	$202	$0	20,000
Engineering

Robert L. Macklin (4)	2005	$145,788	$117,675	$222	$278,250	90,000
General Counsel and	2004	$138,873	$0	$166	$0	10,619
Secretary	2003	$32,392	$0	$14	$0	25,000

Myrna J. Newman (5)	2005	$135,692	$118,300	$209	$278,250	65,000
Controller and Chief	2004	$138,641	$0	$166	$0	0
Accounting Officer	2003	$80,985	$0	$87	$0	15,000

(1) Includes group term life insurance premiums.

(2) Reflects grants of options to purchase shares of common stock under Motient’s 2002 stock option plan. Motient has not granted stock appreciation rights, or SARs.

(3) Mr. Downie’s employment began in April 2003.

(4) Mr. Macklin’s employment began in September 2003.

(5) Ms. Newman’s employment began in April 2003.

(6) Mr. Matheson’s employment terminated December 31, 2005.

(7) Shares vest only upon the successful completion of certain strategic transactions.

The following table sets forth each grant of stock options made during fiscal year 2005 to each of the named executive officers.

                     Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Number of Securities Underlying Options/ SARs Granted	% of Total Options/ SARs Granted to Employees Fiscal Year	Exercise or Base Price ($/Share)	Expiration Date
					5%	10%

Christopher W. Downie	110,000	12.5%	$23.15	8/5/2015	$1,601,480	$4,058,465
Dennis W. Matheson	18,000	2.0%	$23.15	8/5/2015	$262,060	$664,112
Deborah L. Peterson	18,000	2.0%	$23.15	8/5/2015	$262,060	$664,112
Richard V. Crawford	18,000	2.0%	$23.15	8/5/2015	$262,060	$664,112
Robert L. Macklin	90,000	10.2%	$23.15 (2)	8/5/2015	$1,363,123	$3,437,546
Myrna J. Newman	65,000	7.4%	$23.15	8/5/2015	$946,330	$2,398,184

(1) Based on actual option term and annual compounding.

(2) 10,000 of these options have an exercise price of $28.70, and an expiration date of 12/13/2014.

The following table sets forth, for each of the named executive officers, the value of unexercised options at December 31, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values (1)
Name	Shares Acquired on Exercise (#)	Value-Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options/SARs at Fiscal Year-End($) Exercisable/ Unexercisable
Christopher W. Downie	100,000	$2,604,250	37,827/73,333	20,764/0
Dennis W. Matheson	0	$0	72,664/18,666	1,135,954/104,990
Deborah L. Peterson	13,333	$347,894	22,666/15,333	280,405/52,495
Richard V. Crawford	33,332	$518,895	6,000/15,333	0/52,495
Robert L. Macklin	24,301	$445,743	40,833/57,499	63,532/63,532
Myrna J. Newman	4,000	$77,400	25,167/45,832	62,650/44,732

(1) Motient has not granted SARs.

Change of Control Agreements

Pursuant to the Plan of Reorganization described in the section entitled “Business – Motient’s Chapter 11 Filing,” Motient entered into a change of control agreement, effective May 1, 2002, with each of Ms. Peterson, Mr. Crawford and eight other former vice presidents of Motient. Under the agreements, each officer is eligible to receive one year of their annual base salary (excluding cash bonus) in the event that both (x) a “change in control” or an anticipated “change in control,” as defined in the change of control agreement, has occurred and (y) the employee is terminated or his or her compensation or responsibilities are reduced. The events constituting a “change of control” generally involve the acquisition of greater than 50% of the voting securities of Motient, as well as certain other transactions or events with a similar effect. Other than Ms. Peterson and Mr. Crawford, we have no other employees with such a change of control agreement.

On November 21, 2005, Motient entered into employment agreements with each of Mr. Downie, Ms. Newman and Mr. Macklin. The agreements provide for annual salaries of $240,000, $150,000 and $175,000, annual cash bonuses of up to 50%, 35% and 35%, and grants of 125,000, 15,000, and 15,000 shares of restricted common stock, respectively. The restricted stock grant and 176,664 unvested stock options will vest upon the consummation of a change of control. Ms. Newman’s and Mr. Macklin’s employment agreements provide for a severance payment of up to two year’s salary, bonus and benefits value upon termination by the company without cause, or upon termination by the employee for good reason. The severance amount payable to either Ms. Newman or Mr. Macklin decreases by one month’s pay for each month such employee is employed after November 2005, to a minimum severance payment of one year’s salary. Mr. Downie’s severance payment is equivalent to eighteen months’ of his salary, bonus and benefit value. On March 9, 2006 the Company amended its November 21, 2005 employment agreements with Mr. Downie, Ms. Newman and Mr. Macklin. The amendments were made to clarify certain provisions relating to events triggered by a change of control.

Compensation and Stock Option Committee Interlocks and Insider Participation

In 2005, the Compensation and Stock Option Committee of Motient’s board of directors consisted of Messrs. Singer, Kittner and Dondero (through May 2005) and Messrs. Steele, Kittner, Goldsmith and Ms. St. John (from May 2005 through December 2005). During this time, none of these individuals were executive officers or employees of Motient or its subsidiaries, and no “compensation committee interlocks” existed during 2005.

Report of Compensation and Stock Option Committee on Executive Compensation

The following report on executive compensation was prepared and submitted by the Board’s Compensation and Stock Option Committee for the fiscal year ended December 31, 2005.

Introduction. The Compensation and Stock Option Committee (the “Compensation Committee”) is responsible for establishing basic principles related to Motient’s compensation programs and for providing oversight of compensation programs and policies for senior executive officers. The principles followed by the Compensation Committee include providing incentives to achieve both short-term and long-term goals, and providing an overall level of remuneration which is competitive and reflective of performance and attainment of goals. To the extent possible, the Compensation Committee also believes it is important to seek to foster a stockholder perspective in management.

Historically, Motient’s primary components of executive compensation have been base salary, annual bonus, and equity based awards (stock options).

Base Salary.      Motient has an executive compensation salary structure approved by the Compensation Committee. In setting these salary levels, the Compensation Committee seeks to provide a level of remuneration that is competitive in the industry, in order to attract and retain a talented and motivated senior management team. Individual annual salary increases are intended to maintain salaries at competitive levels, as well as to reflect individual performance during the prior year. In considering annual salary increases, the Compensation Committee also reviews our overall budget and cash flow.

Annual Bonus. Motient’s executive officers are eligible for discretionary annual bonuses. In the past, both individual and company-wide performance objectives have been set for each executive at the beginning of each year. Motient’s 2005 bonus plan was based solely on company performance, however bonuses for three executives were established in November 2005 when Motient entered into employment agreements with such executives. The bonuses for the individual executives were based on the individual performance of such executives. Each executive is eligible to receive a bonus as set forth by the Compensation Committee. At year end, the Compensation Committee assesses performance against the bonus objectives, and makes a recommendation regarding the payment of the bonuses.

Equity Based Awards. Where possible, the Compensation Committee seeks to align the interests of senior executives with the interests of our stockholders. In the past, the Compensation Committee has used equity-based awards to accomplish this goal. The number and type of equity based awards granted to each executive is determined by the Compensation Committee in its discretion. In making its determination, the Compensation Committee considers the executive’s position at Motient, his or her individual performance and other factors, including an analysis of the estimated amount potentially realizable from the award.

2005 Compensation. In August 2005, the Compensation Committee determined to establish a cash bonus pool for all employees in the aggregate amount of $700,000, to be based solely on Motient’s performance in 2005. Motient’s Board of Directors later determined that the Motient’s performance in 2005 against the approved business plan was sufficient to cause the payment of these bonuses and Motient did so in the first quarter of 2006. The Compensation Committee also approved the issuance of options to purchase 430,000 shares of Motient common stock with an exercise price of $23.15 per share. These grants were made company wide, one-third of the options have already vested (at December 31, 2005) and the remainder will vest in two equal installments on December 31, 2006 and December 31, 2007.

In November 2005, in light of their increasing responsibilities and the increasing uncertainty with respect to their positions in light of Motient’s announced strategic transactions, Motient entered into employment agreements with Ms. Newman, Mr. Downie and Mr. Macklin, which are more fully described above.

Compensation of the CEO. Motient did not have a President or CEO in 2005 and therefore no action was taken by the Compensation Committee with respect to the compensation of such individual. The compensation of Mr. Downie, Motient’s chief operating officer and most senior executive officer, is discussed above.

Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the federal income tax deductibility of compensation paid to Motient’s chief executive officer and to each of the other four most highly compensated executive officers. Motient may deduct such compensation only to the extent that during any fiscal year the compensation does not exceed $1 million or meets certain specified conditions (such as stockholder approval). Based on Motient’s current compensation plans and policies and regulations interpreting the Code, Motient and the Compensation Committee believe that, for the near future, there is little risk that Motient will lose any significant tax deduction for executive compensation. The Compensation Committee intends to monitor this issue, and will consider modifications of Motient’s compensation policies as conditions warrant and to the extent necessary to serve the best interests of Motient.

Members of the Compensation and Stock Option Committee

Gerald Kittner, Chairman

C. Gerald Goldsmith

Jonelle St. John

Raymond Steele

Performance Graph

As a result of Motient’s reorganization, effective May 1, 2002, our current capital structure and financial condition is substantially different than that prior to such date since all of our securities outstanding prior to the reorganization were canceled. As a result, we believe that market price information prior to May 1, 2002 is neither indicative of nor comparable to the value of our common stock after the effective date of the reorganization and is not material to investors.

COMPARISON OF 44 MONTH CUMULATIVE TOTAL RETURN*
AMONG MOTIENT CORPORATION, THE NASDAQ STOCK MARKET (U.S.) INDEX
 AND THE NASDAQ TELECOMMUNICATIONS INDEX

            * $100 invested on 5/1/02 in stock or on 4/30/02 in index-including reinvestment of dividends.
                            Fiscal year ending December 31.

Audit Committee Report

MOTIENT CORPORATION

April 27, 2006

To the Board of Directors:

The Audit Committee consists of the following members of the Board of Directors: Jonelle St. John (Chair), and Raymond Steele and Gerald Goldsmith. Each of the members is independent as defined under the rules of the National Association of Securities Dealers, Inc. The Committee operates under a written charter.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those audited financial statements in accordance with generally accepted accounting principles. The Committee’s responsibility is to monitor and oversee these processes.

The Committee has met and held discussions with management regarding the audited financials statements. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles.

We have discussed with the independent auditors, Friedman LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and the letter from Friedman LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

/s/ Jonelle St. John (Chair)

/s/ Raymond Steele

/s/ Gerald Goldsmith

Independent Public Accountants

Changes in Accountants

As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (“SEC”) on April 23, 2003 (the “8-K”), the Company’s amendment to Current Report on Form 8-K filed with the SEC on March 9, 2004 (the “8-K/A”) and the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2003, filed with the SEC on June 7, 2004 (the “10-Q”), the Company dismissed PricewaterhouseCoopers LLP (“PWC”) as the Company’s principal auditors. The change in principal auditors was approved by the Audit Committee of the Company’s Board of Directors. PWC did not report on Motient’s consolidated financial statements for any fiscal period.

On March 2, 2004, the audit committee engaged Ehrenkrantz Sterling & Co. LLC as Motient’s independent auditors to replace PWC. On June 1, 2004, Ehrenkrantz Sterling & Co. LLC merged with the firm of Friedman Alpren & Green LLP. The new entity, Friedman LLP, has been retained by Motient and the audit committee of the Company’s Board of Directors approved this decision on June 4, 2004.

For the period since PWC’s appointment through March 2, 2004, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PWC would have caused them to make reference thereto in their report.

For the period since PWC’s appointment through March 2, 2004, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)), that are not otherwise disclosed in the Company’s 8-K/A.

The Company provided PWC with a copy of the disclosures made in the 8-K and 8-K/A and requested that PWC furnish it with a letter addressed to the SEC stating whether or not it agreed with the statements made by the Company in each of the 8-K and 8-K/A and, if not, stating the respects in which it did not agree. A copy of the letter from PWC to the Commission was attached to the 8-K as Exhibit 99.1 and attached to the 8-K/A as Exhibit 16.1.

During the two most recent fiscal years and through April 17, 2003, neither Motient nor anyone acting on its behalf consulted Ehrenkrantz Sterling & Co. LLC on the application of accounting principles to a specified transaction, either completed or proposed, or on the type of audit opinion that might be rendered on Motient’s consolidated financial statements, and neither a written report was provided to Motient nor oral advice was provided that Ehrenkrantz Sterling & Co. LLC concluded was an important factor considered by Motient in reaching a decision as to the accounting, auditing or financial reporting issue. During the two most recent fiscal years and through April 17, 2003, Motient did not consult with Ehrenkrantz Sterling & Co. LLC regarding any matter that was the subject of a disagreement with PWC, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or with regard to any “reportable event,” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Motient has requested that Friedman, as successor-in-interest to Ehrenkrantz, furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of Friedman’s letter, dated June 7, 2004, is filed as Exhibit 16.1 to Motient’s 10-Q for the period ended September 30, 2003.

Audit Fees

The following table presents fees for professional services rendered by Friedman LLP and billed to us for the audit of our annual financial statements for the years ended December 31, 2005 and 2004, and fees for other services billed by Friedman LLP during those periods:

	Twelve Months Ended December 31, 2005	Twelve Months Ended December 31, 2004
Audit fees	$ 867,356	$ 716,230
Audit related fees	93,024	20,750
Tax fees	91,844	4,540
Total	$1,052,224	$ 741,520

Audit Fees. Annual audit fees relate to services rendered in connection with the audit of the annual financial statements included in our Form 10-K, the quarterly reviews of financial statements included in our Forms 10-Q filings, Forms S-1 and S-8 consent procedures and audit and testing of the company’s internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002. Motient was first required to comply with Section 404 for its fiscal year ending December 31, 2004.

Audit-Related Fees. Audit-related services include fees for consultations concerning financial accounting and reporting matters and for services in connection with our 401(k) plan. Audit-related fees are disclosed as those audit-related fees paid during the specified fiscal year.

Tax Fees. Tax services include fees for tax compliance, tax advice and tax planning. Tax fees are disclosed as those tax fees paid during the specified fiscal year.

Audit Committee Policies

The audit committee of Motient’s Board of Directors is solely responsible for the approval in advance of all audit and permitted non-audit services to be provided by the independent auditors (including the fees and other terms thereof), subject to the de minimis exceptions for non-audit services provided by Section 10A(i)(1)(B) of the Exchange Act, which services are subsequently approved by the audit committee prior to the completion of the audit. None of the fees listed above are for services rendered pursuant to such de minimis exceptions.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In the second half of 2005, Motient repurchased shares of common stock from several directors, Messrs. Kittner, Singer and Steele, and Ms. St. John, which were surrendered to Motient pursuant to the terms of their respective restricted stock grants. Motient paid a total of approximately $496,000 for an aggregate of 22,102 shares. In May 2005, Motient repurchased 500,000 shares of common stock from George Haywood, a holder of more than 5% of Motient’s common stock, at a price of $19.90 per share.

In February 2005, the board approved a success-based consulting fee of approximately $1.5 million to The Singer Children’s Management Trust, a trust established for the benefit of the children of Gary Singer, the brother of Steven Singer, Motient’s chairman of the board. The fee was paid in cash and stock, and was related to the closing of Motient’s acquisition of certain interests in MSV. Mr. Singer did not participate in the deliberations or vote on the Board with respect to the payment of fees to the Singer Children’s Management Trust.

Certain of our directors and holders of more than 5% of our common stock participated in our April 15, 2005 private placement of Series A Cumulative Convertible Preferred Stock and the subsequent exchange offer for Series B Preferred Stock. James D. Dondero, a director and beneficial owner of more than 5% of our common stock, purchased 90,000 shares of Series A preferred stock. He did not participate in the preferred stock exchange offer. In addition, he also received warrants to purchase 33,951 shares of our common stock at a price of $26.51 per share. Various entities affiliated with James G. Dinan, a beneficial owner of more then 5% of our common stock, purchased 10,000 shares of Series A preferred stock and subsequently exchanged them for 10,000 shares of our Series B preferred stock. In addition they received warrants to purchase 3,739 shares of common stock at a price of $26.51 per share.

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS

(Proposal 2)

The Audit Committee has appointed the certified public accounting firm of Friedman LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2006. During the year ended December 31, 2005, Friedman LLP served as the Company’s principal independent auditors and provided certain tax and other services. See “Audit Fees.” Representatives of the firm Friedman LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the Audit Committee’s appointment of Friedman LLP as independent auditors.

APPROVAL OF THE 2006 MOTIENT CORPORATION EQUITY INCENTIVE PLAN

(Proposal 3)

Our stockholders are being asked to approve our 2006 Motient Corporation Equity Incentive Plan, a copy of which is attached as Exhibit A. This plan is designed to replace both the 2002 Stock Option Plan and the 2004 Restricted Share Plan. If the new Plan is approved, no additional shares may be granted under either of those Plans. If approved the 2006 Equity Incentive Plan will have authority for the issuance of a total of 10,000,000 Incentive Stock Options, Non-Qualified Stock Options, Restricted Shares, Performance Shares, Performance Units. Outstanding Stock Options to purchase 791,317 shares of common stock and Restricted Shares (193,186) under the old plans will remain in effect and any unissued shares under those plans will be cancelled. However, if any of those options or shares expire or are cancelled, the unused shares will not be reissuable under the old plans. This proposed 2006 Plan, if approved, will result in a net increase the number of shares of our common stock reserved for issuance under all Plans by 5,344,464 shares.

The 2002 Plan was initially adopted by our Board of Directors in May 2002 and was approved by our stockholders in June 2002. The Board of Directors adopted an amendment to the 2002 Plan, in May 2005, which was approved by our shareholders June 2005. The Board of Directors adopted the 2006 Equity Incentive Plan in April 2006, contingent on the approval of the Shareholders. If the 2006 Motient Corporation Equity Incentive Plan is not approved, the 2002 Stock Option Plan and the 2004 Restricted Share Plan will remain in effect. In addition, the Board of Directors has granted (i) an aggregate of 270,000 shares of restricted stock, vesting in five equal amounts over four years, with the first portion amount vesting upon approval of the Plan by the Stockholders, and (ii) options to purchase an aggregate of 90,000 shares of common stock at $17.05 per share, which will vest upon approval of the plan by the stockholders, and plans to grant options to purchase 60,000 shares of common stock to directors reelected at the annual meeting who have not otherwise received stock options. For details on this grant, please see “New Plan Benefits” below.

The Board of Directors believes that the amendment is necessary to assure that a sufficient reserve of common stock is available for issuance under the new Plan in order to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. In addition, this amendment will serve to modernize and consolidate our equity compensation plans. We rely significantly on equity incentives in the form of stock option grants in order to attract and retain key employees and we believe that such equity incentives are necessary for us to remain competitive in the marketplace for executive talent and other key employees. In the judgment of the Board of Directors, grants under the Equity Incentive Plans will be a valuable incentive and will serve to the ultimate benefit of stockholders by aligning more closely the interests of Plan participants with those of the our stockholders.

Summary of the 2006 Motient Corporation Equity Incentive Plan

The following is a summary of the principal features of the proposed 2006 Motient Corporation Equity Incentive Plan as currently in effect. This summary is qualified in its entirety by the detailed provisions of the Plan, attached to this Proxy Statement. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to Motient at 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069.

Administration. The Plan will administered by the Board of Directors and the Compensation and Stock Option Committee. Subject to the terms of the plan, the Board of Directors or Compensation Committee may select participants to receive awards, determine the terms and conditions of awards, and interpret provisions of the plan.

Common Stock Reserved for Issuance under the Plan. The common stock issued, to the extent permitted by law, or to be issued under the 2006 Plan consists of authorized but unissued shares and treasury shares. If any shares covered by an award are not purchased or are forfeited, or if an award otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2006 Plan.

If the Plan is approved, no additional shares will be issuable under the Company’s 2002 Stock Option Plan or the 2004 Restricted Share Plan, and awards under those plans which are forfeited or terminated without delivery of any common stock will be cancelled.

Eligibility. Awards may be made under the 2006 Plan to employees or outside directors of us or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual service provider whose participation in the plan is determined to be in the best interests of the Company by the Compensation and Stock Option Committee. Participation in the 2006 Plan is subject to the discretion of the Board of Directors or the Compensation and Stock Option Committee. On the record date, there were approximately five executive officers, 85 employees and ten non-employee directors of the Company and its subsidiaries (including TerreStar Networks Inc. employees) who were eligible to participate in the 2006 Plan.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the plan at any time and for any reason. The 2006 Plan shall terminate in any event ten years after its effective date. Amendments will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws.

Option Awards. The 2006 Plan permits the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Internal Revenue Code and stock options that do not qualify as incentive stock options.

The exercise price of each incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. In the case of certain 10% stockholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to these requirements is made for options that the Company grants in substitution for options held by employees of companies that the Company acquires. In such a case the exercise price is adjusted to preserve the economic value of the employee’s stock option from his or her former employer.

The term of each stock option is fixed by the Board of Directors or the Compensation and Stock Option Committee and may not exceed 10 years from the date of grant. The Board of Directors or the Compensation and Stock Option Committee determines at what time or times each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options may be made exercisable in installments. The exercisability of options may be accelerated by the Board of Directors or the Compensation and Stock Option Committee.

In general, an optionee may pay the exercise price of an option by cash, certified check, or, if permitted by the Board of Directors and/or Compensation and Stock Option Committee, by means of a broker-assisted cashless exercise, or by any other means set forth in the optionee’s award agreement that is consistent with applicable laws, regulations or rules.

Stock options granted under the 2006 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, we may permit limited transfers of non-qualified options for the benefit of immediate family members of grantees to help with estate planning concerns.

Effect of Certain Corporate Transactions. Certain change of control transactions involving us, such as a sale of the Company, may cause awards granted under the 2006 Plan to vest.

Adjustments for Stock Dividends and Similar Events. The Board of Directors will make appropriate adjustments in outstanding awards and the number of shares available for issuance under the 2002 Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits and other similar events.

Section 162(m) of the Internal Revenue Code. Section 162(m) of the Internal Revenue Code limits publicly-held companies such as Motient to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The 2006 Plan is designed to permit the Compensation and Stock Option Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).

The grant will satisfy the conditions of Section 162(m) if the grant is made by the Compensation and Stock Option Committee, the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee, and under the terms of the option, the amount of compensation is based solely on an increase in the value of the common stock after the date of grant.

The maximum number of shares of common stock subject to options that can be awarded under the 2006 Plan to any person is 750,000 per year. Notwithstanding the preceding, the maximum number of shares of common stock subject to options that can be awarded under the 2006 Plan to any person is 2,000,000, if the option is granted during the person’s first year of service in connection with such person’s hire by the Company.

U.S. Tax Consequences

Stock option grants under the 2006 Plan may be intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code or may be non-qualified stock options governed by Section 83 of the Internal Revenue Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by Motient. Under current tax laws, if a participant exercises a non-qualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. We will be entitled to a corresponding deduction on our income tax return. A participant will have no taxable income upon exercising an incentive stock option after the applicable holding periods have been satisfied (except that alternative minimum tax may apply), and we will receive no deduction when an incentive stock option is exercised. The treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a non-qualified stock option. We may be entitled to a deduction in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

The American Jobs Creation Act of 2004 added Section 409A to the Internal Revenue Code, generally effective January 1, 2005. The IRS has so far issued only limited guidance on the interpretation of this new law. Section 409A covers most programs that defer the receipt of compensation to a succeeding year. It provides strict rules for elections to defer (if any) and for timing of payouts. There are significant penalties placed on the individual employee for failure to comply with Section 409A. However, it does not impact our ability to deduct deferred compensation.

Section 409A does not apply to incentive stock options, non-qualified stock options (that are not discounted) and restricted stock (provided there is no deferral of income beyond the vesting date).

As described above, awards granted under the 2006 Plan may qualify as “performance-based compensation” under Section 162(m) of the Tax Code in order to preserve our federal income tax deductions with respect to annual compensation required to be taken into account under Section 162(m) that is in excess of $1 million and paid to one of our five most highly compensated executive officers. To so qualify, options and other awards must be granted under the 2006 Plan by a committee consisting solely of two or more “outside directors” (as defined under Section 162 regulations) and satisfy the 2006 Plan’s limit on the total number of shares that may be awarded to any one participant during any calendar year. In addition, for awards other than options to qualify, the grant, issuance, vesting or retention of the award must be contingent upon satisfying one or more of the performance criteria, as established and certified by a committee consisting solely of two or more “outside directors.”

For a discussion of our executive compensation philosophy, see “Report of the Compensation and Stock Option Committee on Executive Compensation.”

New Plan Benefits

The Board of Directors has granted (i) an aggregate of 270,000 shares of restricted stock, vesting in five equal amounts over four years, with the first portion amount vesting upon approval of the Plan by the Stockholders, and (ii) options to purchase an aggregate of 90,000 shares of common stock at $17.05 per share, which will vest upon approval of the plan by the stockholders. If the Plan is not approved by the stockholders, these grants will be revoked. If the Plan is approved by the shareholders, shares of restricted stock previously granted under the Plan will be held by non-employee directors as follows:

Restricted Stock

Basic Grant on joining the Board	20,000 shares

Additional Grants (not cumulative – only largest eligible award granted):

Audit Committee	10,000 shares
Nominating and Compensation Committee	5,000 shares
Chairman of the Board	15,000 shares

The restricted stock vests, with respect to 20% of the grant, on approval of the Plan by the stockholders, and with respect to the remainder, 20% of the total grant at each of May 1, 2007, 2008, 2009 and 2010.

In addition, directors in service with the board at January 1, 2006 were granted options to purchase 15,000 shares of common stock on May 1, 2006. These options will be revoked if the Plan is not approved by the stockholders. In addition, directors elected to the board at the annual meeting (excluding those in service on January 1, 2006) will receive an grant of options to purchase 15,000 shares of common stock at the time of the annual meeting.

If the Plan approved by the stockholders, newly appointed or elected directors will receive the above outlined grant of restricted stock upon joining the board, and directors who are reelected to the board will receive a grant of options to purchase 15,000 shares of common stock at a price of the fair market value of the common stock at the time of the annual meeting.

2006 Motient Corporation Equity Incentive Plan
Name and Position	Dollar Value ($)	Number of Units

Christopher W. Downie, Executive Vice President and COO	$0	0
Deborah L. Peterson, Senior Vice President	$0	0
Richard V. Crawford, Senior Vice President	$0	0
Robert L. Macklin, Vice President	$0	0
Myrna J. Newman, Vice President	$0	0
Executive Group	$0	0
Non-Executive Director Group	$7,534,800 (1)	420,000 (2)
Non-Executive Officer Employee Group	$0	0

(1) Calculated based on a fair market value of $17.94 per share of common stock as of April 26, 2006. Includes value ascribed to 150,000 shares underlying options.

(2) Includes 90,000 shares underlying options already granted, and 60,000 shares underlying options to be granted to certain individuals upon election to the board.

2002 Stock Option Plan

Our 2002 stock option plan was adopted by the board of directors on May 31, 2002 and received stockholder approval on July 11, 2002. It was amended on June 23, 2005 pursuant to stockholder approval given on June 15, 2005. A total of 5,493,024 shares of common stock have been reserved for issuance under the 2002 stock option plan. Under the 2002 stock option plan, we are authorized to grant options to purchase shares of common stock intended to qualify as incentive stock options, as defined under section 422 of the Internal Revenue Code of 1986, as amended, and non-qualified stock options to any employees, outside directors, consultants, advisors and individual service providers whose participation in the 2002 stock option plan is determined by our compensation and stock option committee to be in our best interests. The directors or the compensation committee fixes the term of each stock option, and each stock option is exercisable within ten years of the original grant date. Generally, an option is not transferable by the recipient except by will or the laws of descent and distribution. Some change of control transactions, such as a sale of Motient, may cause awards granted under the 2002 stock option plan to vest. As of December 31, 2005, options to purchase 791,317 shares of our common stock were outstanding. In February 2005, the Company granted options to purchase 205,000 shares of our common stock at a price of $28.70 per share, in June 2005, the Company granted options to purchase 20,000 shares of our common stock at a price of $20.50 per share, and in August, 2005, the Company granted options to purchase 425,000 of our common stock at a price of $23.15 per share. Upon adoption of the 2006 Motient Corporation Equity Incentive Plan, this plan will be cancelled with respect to all shares authorized thereunder, except for those already granted.

2004 Restricted Stock Plan

In August 2004, the Company adopted a restricted stock plan, and subsequently registered the shares to be issued under such plan on a registration statement on Form S-8. Pursuant to this plan, the Company may issue up to 1,000,000 shares of restricted common stock to employees or directors. In February 2005, the Company issued an aggregate of 95,286 shares of restricted stock to certain consultants and advisors, which vested on February 18, 2005. In August, 2005, the Company issued an additional 82,500 shares of restricted stock to directors, all of which have vested. In November 2005, Motient issued an additional 155,000 shares of restricted stock to officers, none of which have vested. Upon adoption of the 2006 Motient Corporation Equity Incentive Plan, this plan will be cancelled with respect to all shares authorized thereunder, except for those already granted.

Equity Compensation Plans

The following table provides information as of December 31, 2005 with respect to shares of our common stock that may be issued under our existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Shareholders (1)	791,317	$20.70	3,848,722

Equity Compensation Plans Not Approved by Shareholders (2)	193,186	N/A	806,814

Total	984,503	$20.70	4,655,536

_____________________

(1)  In March 2003, our Board of Directors approved the reduction in the exercise price of all of the outstanding stock options from $5.00 per share to $3.00 per share.

(2) 2004 Restricted Stock Plan.

Recommendation of the Company’s Board

The Board of Directors unanimously approved the 2006 Motient Corporation Equity Incentive Plan and has determined that such plan is advisable and in the best interests of the Company and the Company’s stockholders. The Board of Directors recommends a vote FOR approval of the 2006 Motient Corporation Equity Incentive Plan.

AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

TO ALLOW THE ISSUANCE OF NON-VOTING STOCK

(Proposal 4)

The Company’s Restated Certificate of Incorporation currently does not authorize the issuance of non-voting stock. The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company’s Restated Certificate of Incorporation to authorize the issuance of non-voting stock. This amendment would NOT create any class of non-voting stock without further action by the stockholders or the board. Under the amendment, Section 4.1 of the Restated Certificate of Incorporation would read:

The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Two Hundred Five Million (205,000,000), of which Two Hundred Million (200,000,000) of such shares shall be Common Stock having a par value of $.01 per share (“Common Stock”), and Five Million (5,000,000) of such shares shall be Preferred Stock, having a par value of $.01 per share (“Preferred Stock”).

The voting rights of the Company's currently issued common and preferred stock will NOT be changed by this amendment. This amendment would only authorize future issuances of new classes of non-voting common or preferred stock. The Company anticipates that it may in the future need to issue non-voting shares in connection with one or more of the following:

•	acquisitions;
•	strategic investments;
•	corporate transactions, such as stock splits or stock dividends;
•	financing transactions, such as public offerings of common stock or convertible securities;
•	incentive and employee benefit plans; and
•	otherwise for corporate purposes that have not yet been identified.

In order to provide the Board of Directors with certainty and flexibility to undertake such transactions to support the Company’s future business growth, the Board of Directors believes that it is in the best interests of the Company at this time to remove the prohibition on the issuance of non-voting stock. No such transactions are currently under consideration by the Board of Directors.

If this proposal is adopted, shares of non-voting stock may be issued upon the approval of Motient’s Board of Directors at such times, in such amounts, and upon such terms as the Board of Directors may determine, without further approval of the stockholders, unless such approval is expressly required by applicable law, regulatory agencies or any exchange or quotation service on which the Company’s common stock may then be listed. The ability of the Company’s Board of Directors to issue shares from the additional authorized shares will allow the Board of Directors to perform the functions for which they are currently empowered under the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws in executing certain transactions, such as acquisitions, investments, or other transactions, pursuant to which such additional authorized shares could be issued without further stockholder approval of the specific transaction.

Motient’s stockholders do not generally have preemptive rights with respect to future issuances of additional shares of stock, which means that current stockholders do not have a prior right to purchase any new issue of stock of the Company in order to maintain their proportionate ownership interest. As a result, the issuance of a significant amount of additional authorized stock (other than as the result of a stock split or other pro rata distribution to stockholders) would result in a significant dilution of the beneficial ownership interests (though not voting power, if the issuance is of non-voting stock) of each Company stockholder who does not purchase additional shares to maintain his or her pro rata interest. As additional shares are issued, the shares owned by the Company’s existing stockholders will represent a smaller percentage ownership interest in the Company. In addition, the issuance of additional shares of the Company’s stock could result in a decrease in the trading price of the Company’s stock, depending on the price at which such shares are issued.

Recommendation of the Company’s Board

The Board of Directors approved the amendment to Motient’s Restated Certificate of Incorporation and has determined that such amendment is advisable and in the best interests of the Company and the Company’s stockholders. The Board of Directors recommends a vote FOR approval of the amendment to Motient’s Restated Certificate of Incorporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive officers and any persons holding more than ten percent of our common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC. Specific due dates for these reports have been established by the SEC, and we are required to report in this annual report any failure to file by these dates. Based on our review of these reports filed during and in connection with the year ended December 31, 2005, and on certain written representations, we do not believe that any of our directors, officers or beneficial owners of more than ten percent of our common stock failed to file a form or report a transaction on a timely basis other than: a form 4 by Mr. Kittner, a form 4 by Ms. St. John, a form 4 filed by Mr. Steele, a form 4 filed by Mr. Singer, and three form 4s filed by Mr. Dondero, each of which were not filed on a timely basis, but have since been filed.

CODE OF ETHICS

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and principal accounting officer. This code of ethics has been approved by our board of directors, and has been designed to deter wrongdoing among directors, officers and employees and promote honest and ethical conduct, full, fair, accurate and timely disclosure, compliance with applicable laws, rules and regulations, prompt internal reporting of code violations, and accountability for adherence to our code. Our code of ethics is available on our website, www.motient.com.

COMMUNICATIONS WITH DIRECTORS

A shareholder who would like to communicate directly with the Board, a committee of the Board or with an individual Director, should send the communication to:

Motient Corporation

Board of Directors [or committee name or Director’s name, as appropriate]

300 Knightsbridge Pkwy.

Lincolnshire, IL 60069

Motient will forward all shareholder correspondence about Motient to the Board, committee or individual director, as appropriate.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

To be considered for inclusion in our proxy statement and form of proxy for the 2007 annual meeting stockholder proposals must be received at our offices by January 15, 2007. Proposals must meet all of the requirements of the SEC and our amended and restated bylaws to be eligible for inclusion in our 2007 proxy materials, and must be submitted in writing delivered or mailed to the Secretary, Motient Corporation, 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and proxy relating to the 2007 annual meeting of stockholders any stockholder proposal which may be omitted from the Company’s proxy materials pursuant to applicable regulations of the SEC in effect at the time such proposal is received.

2005 ANNUAL REPORT

Motient’s annual report on Form 10-K for the year ended December 31, 2005, including financial statements, is being furnished concurrently with this proxy statement to persons who were stockholders of record as of June 6, 2006, the record date for the Annual Meeting.

OTHER MATTERS

On February 14, 2006, Dondero announced that he would nominate his slate of directors (the “Dondero Slate”) for election to the Board of Directors of Motient Corporation to replace Motient’s current Board of Directors. Also on February 14, 2006, Mr. Dondero resigned from Motient’s Board of Directors. On February 23, 2006, Dondero issued a press release setting forth the identities of the individuals he indicates he intends to nominate for director to Motient’s Board.

Mr. Dondero, certain of his affiliates and Motient have been litigating a number of issues that we expect to be relevant to the issues Dondero raises in any proxy or consent solicitation. This litigation is described in more detail under “Legal Proceedings,” above.

Should Mr. Dondero commence a solicitation in opposition to your Board of Directors, the Board will communicate with you further in due course. Meanwhile, the Board recommends that you NOT sign any proxy or consent card sent to you by Mr. Dondero.

By order of the Board of Directors,

/s/ Robert L. Macklin
Robert L. Macklin
Secretary

May [  ], 2006

EXHIBIT A

2006 MOTIENT CORPORATION

EQUITY INCENTIVE PLAN

2006 MOTIENT CORPORATION

EQUITY INCENTIVE PLAN

Table of Contents

ARTICLE I INTRODUCTION		A-1
1.1	Purpose	A-1
1.2	Definitions	A-1
1.3	Shares Subject to the Plan	A-5
1.4	Administration of the Plan	A-6
1.5	Granting of Awards to Participants	A-6
1.6	Leave of Absence	A-6
1.7	Term of Plan	A-7
1.8	Amendment and Discontinuance of the Plan	A-7
ARTICLE II NON-QUALIFIED OPTIONS		A-7
2.1	Eligibility	A-7
2.2	Exercise Price	A-7
2.3	Terms and Conditions of Non-Qualified Options	A-7
2.4	Option Repricing	A-9
2.5	Vesting	A-9
ARTICLE III INCENTIVE STOCK OPTIONS		A-9
3.1	Eligibility	A-9
3.2	Exercise Price	A-9
3.3	Dollar Limitation	A-9
3.4	10% Stockholder	A-10
3.5	Incentive Stock Options Not Transferable	A-10
3.6	Compliance with Code Section 422	A-10
3.7	Limitations on Exercise	A-10
ARTICLE IV RESTRICTED STOCK	A-10
4.1	Eligibility	A-10
4.2	Restrictions, Restricted Period and Vesting	A-10
4.3	Forfeiture of Restricted Stock	A-11
4.4	Delivery of Shares of Common Stock	A-11

ARTICLE V PERFORMANCE AWARDS		A-11
5.1	Performance Awards	A-11
5.2	Performance Goals	A-11
ARTICLE VI CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS		A-13
6.1	General	A-13
6.2	Stand-Alone, Additional, Tandem and Substitute Awards	A-14
6.3	Term of Awards	A-14
6.4	Form and Timing of Payment under Awards; Deferrals	A-14
6.5	Vested and Unvested Awards	A-15
6.6	Exemptions from Section 16(b) Liability	A-15
6.7	Securities Requirements	A-15
6.8	Transferability	A-16
6.9	Rights as a Stockholder	A-16
6.10	Listing and Registration of Shares of Common Stock	A-16
6.11	Termination of Employment, Death, Disability and Retirement	A-16
6.12	Change in Control	A-17
ARTICLE VII WITHHOLDING FOR TAXES		A-18
ARTICLE VIII MISCELLANEOUS		A-19
8.1	No Rights to Awards or Uniformity Among Awards	A-19
8.2	Conflicts with Plan	A-19
8.3	No Right to Employment	A-19
8.4	Governing Law	A-20
8.5	Gender, Tense and Headings	A-20
8.6	Severability	A-20
8.7	Other Laws	A-20
8.8	Shareholder Agreements	A-20
8.9	Funding	A-20
8.10	No Guarantee of Tax Consequences	A- 20

 ii

2006 MOTIENT CORPORATION

EQUITY INCENTIVE PLAN

ARTICLE I

INTRODUCTION

1.1          Purpose.  The 2006 Motient Corporation Equity Incentive Plan (the “Plan”) is intended to promote the interests of Motient Corporation, a Delaware corporation (the “Company”), and its stockholders by encouraging Employees, Service Providers and Non-Employee Directors of the Company or its Affiliates (as defined below) to acquire or increase their equity interests in the Company, thereby giving them an added incentive to work toward the continued growth and success of the Company. The Board of Directors of the Company (the “Board”) also contemplates that through the Plan, the Company and its Affiliates will be better able to compete for the services of the individuals needed for the continued growth and success of the Company. The Plan provides for payment of various forms of incentive compensation, and accordingly, is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, and shall be administered accordingly.

1.2          Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means (i) any entity in which the Company, directly or indirectly, owns 50% or more of the combined voting power, as determined by the Committee, (ii) any “parent corporation” of the Company (as defined in section 424(e) of the Code), (iii) any “subsidiary corporation” of any such parent corporation (as defined in section 424(f) of the Code) of the Company and (iv) any trades or businesses, whether or not incorporated which are members of a controlled group or are under common control (as defined in Sections 414(b) or (c) of the Code) with the Company.

“Awards” means, collectively, Options, Restricted Stock or Performance Awards.

“Board” means the board of directors described in Section 1.1 of the Plan.

“Change of Control” shall be deemed to have occurred upon any of the following events:

(a)          any “person” (as defined in Section 3(a)(9) of the Exchange Act, and as modified in Section 13(d) and 14(d) of the Exchange Act) other than (i) the Company or any of its subsidiaries, (ii) any employee benefit plan of the Company or any of its subsidiaries, (iii) any Affiliate, (iv) a company owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of the Company or (v) an underwriter temporarily holding securities pursuant to an offering of such securities (a “Person”), becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the shares of voting stock of the Company then outstanding;

(b)          the consummation of any merger, organization, business combination or consolidation of the Company or one of its subsidiaries with or into any other entity, other than a merger, reorganization, business combination or consolidation which would result in the holders of the voting securities of the Company outstanding immediately prior thereto holding securities which represent immediately after such merger, reorganization, business combination or consolidation more than 50% of the combined voting power of the voting securities of the Company or the surviving company or the parent of such surviving company;

(c)          the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition if the holders of the voting securities of the Company outstanding immediately prior thereto hold securities immediately thereafter which represent more than 50% of the combined voting power of the voting securities of the acquiror, or parent of the acquiror, of such assets;

(d)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e)          individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election by the Board, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other solicitation of proxies or consents by or on behalf of a person other than the Board.

Solely with respect to any Award that is subject to Section 409A of the Code, this definition is intended to comply with the definition of change in control under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Change in Control as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations thereunder.

“Committee” means the Compensation and Stock Option Committee of the Board which shall consist of not less than two independent members of the Board, each of whom shall qualify as a “non-employee director” (as that term is defined in Rule 16b-3 of the General Rules and Regulations under the Exchange Act) appointed by and serving at the pleasure of the Board to administer the Plan; provided, however, that with respect to any Award granted to a Covered Employee which is intended to be “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, the Committee shall consist solely of two or more “outside directors” as described in Section 162(m)(4)(C)(i) of the Code.

“Common Stock” means the common stock, $.01 par value per share, of the Company.

“Company” means the corporation described in Section 1.1 of the Plan or any successor thereto which assumes and continues the Plan.

“Covered Employee” shall mean any of the Chief Executive Officer of the Company and the four highest paid officers of the Company other than the Chief Executive Officer, as described in Section 162(m)(3) of the Code.

“Disability” means an inability to perform the Employee’s or Non-Employee Director’s material services for the Company for a period of 90 consecutive days or a total of 180 days, during any 365-day period, in either case as a result of incapacity due to mental or physical illness, which is determined to be total and permanent. A determination of Disability shall be made by a physician satisfactory to both the Participant (or his guardian) and the Company, provided that if the Employee or Non-Employee Director (or his guardian) and the Company do not agree on a physician, the Employee or Non-Employee Director and the Company shall each select a physician and these two together shall select a third physician, whose determination as to Disability shall be final, binding and conclusive with respect to all parties. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability. Notwithstanding the above, eligibility for disability benefits under any policy for long-term disability benefits provided to the Participant by the Company shall conclusively establish the Participant’s disability. Solely with respect to any Award that is subject to Section 409A of the Code, this definition is intended to comply with the definition of disability under Section 409A of the Code as in effect commencing January 1, 2005 and, to the extent that the above definition does not so comply, such definition shall be void and of no effect and, to the extent required to ensure that this definition complies with the requirements of Section 409A of the Code, the definition of such term set forth in regulations or other regulatory guidance issued under Section 409A of the Code by the appropriate governmental authority is hereby incorporated by reference into and shall form part of this Plan as fully as if set forth herein verbatim and the Plan shall be operated in accordance with the above definition of Disability as modified to the extent necessary to ensure that the above definition complies with the definition prescribed in such regulations or other regulatory guidance insofar as the definition relates to any Award that is subject to Section 409A of the Code.

“Effective Date” means, with respect to the Plan, the date that the Plan is (a) adopted by the Board and (b) approved by shareholders of the Company, provided that such shareholder approval occurs not more than one year prior to or after the date of such adoption.

“Employee” means any employee of the Company or an Affiliate, including any such employee who is an officer or Director of the Company or an Affiliate.

“Employment” includes any period in which a Participant is an Employee of the Company or an Affiliate.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” or “FMV Per Share” mean, with respect to shares of Common Stock, the fair market value of such shares determined in good faith by the Committee, which may be conclusively deemed by the Committee to be the closing sales price (or, if applicable, the highest reported bid price) of a share of Common Stock on the applicable date (or if there is no trading in the Common Stock on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Committee). If such shares are not publicly traded at the time a determination of its fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee using any fair and reasonable means selected in the Committee’s discretion.

“Incentive Stock Option” means any option that satisfies the requirements of Code Section 422 and is granted pursuant to Article III of the Plan.

“Incumbent Board” means the Board described in paragraph (e) of the definition of Change of Control under Section 1.2 of the Plan.

“Non-Employee Director” means a person who is a member of the Board but who is neither an Employee nor a Service Provider of the Company or any Affiliate.

“Non-Qualified Option” means an option not intended to satisfy the requirements of Code Section 422 and which is granted pursuant to Article II of the Plan.

“Option” means an option to acquire Common Stock granted pursuant to the provisions of the Plan, and refers to either an Incentive Stock Option or a Non-Qualified Stock Option, or both, as applicable.

“Option Expiration Date” means the date determined by the Board or the Committee, which shall not be more than ten years after the date of grant of an Option.

“Optionee” means a Participant who has received or will receive an Option.

“Participant” means any Non-Employee Director, Employee or Service Provider granted an Award under the Plan.

“Performance Award” means an Award granted pursuant to Article V of the Plan, which, if earned, shall be payable in shares of Common Stock, cash or any combination thereof as determined by the Committee.

“Plan” means the plan described in Section 1.1 of the Plan and set forth in this document, as amended from time to time.

“Restricted Period” means the period established by the Board or the Committee with respect to an Award during which the Award either remains subject to forfeiture or is not exercisable by the Participant.

“Restricted Stock” means one or more shares of Common Stock, prior to the lapse of restrictions thereon, granted under Article IV of the Plan.

“Retirement” means termination of Employment of an Employee, or if determined by the Committee, termination of service of a Non-Employee Director, under circumstances as shall constitute retirement, as determined by the Committee.

“Securities Act” means the Securities Act of 1933, as amended.

“Service Provider” means any individual, other than a Director or an Employee, who renders services to the Company or an Affiliate, whose participation in the Plan is determined to be in the best interests of the Company by the Committee.

1.3          Shares Subject to the Plan.  The maximum number of shares of Common Stock that may be issued under the Plan shall be 10,000,000 shares. In addition, during any calendar year, the number of shares of Common Stock reserved for issuance under the Plan that may be granted to any one Participant shall not exceed 750,000 shares; provided, however, that the maximum number of shares of Common Stock subject to Options that may be granted to any one Participant under the Plan is 2,000,000 if the Option is granted during the Participant’s first year of service in connection with such Participant’s hire by the Company.

Notwithstanding the above, in the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the aggregate number and class of securities available under the Plan shall be ratably adjusted by the Board. Upon the occurrence of any of the events described in the immediately preceding sentence, in order to ensure that after such event the shares of Common Stock subject to the Plan and each Participant’s proportionate interest shall be maintained substantially as before the occurrence of such event, the Board shall, in such manner as it may deem equitable, adjust (a) the number of shares of Common Stock not subject to outstanding Awards with respect to which Awards may be granted, (b) the number of shares of Common Stock subject to outstanding Awards and (c) the grant or exercise price with respect to an Award. Such adjustment in an outstanding Option shall be made (i) without change in the total price applicable to the Option or any unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and (ii) with any necessary corresponding adjustment in exercise price per share. The Board’s determinations shall be final, binding and conclusive with respect to the Company and all other interested persons.

In the event the number of shares to be delivered upon the exercise or payment of any Award granted under the Plan is reduced for any reason other than the withholding of shares or the payment of taxes or exercise price, or in the event any Award (or portion thereof) granted under the Plan can no longer under any circumstances be exercised or paid, the number of shares no longer subject to such Award shall thereupon be released from such Award and shall thereafter be available under the Plan for the grant of additional Awards. Shares that cease to be subject to an Award because of the exercise of the Award, or the vesting of a Restricted Stock Award, shall no longer be subject to or available for any further grant under the Plan. Shares issued pursuant to the Plan (x) may be treasury shares, authorized but unissued shares or, if applicable, shares acquired in the open market and (y) shall be fully paid and nonassessable. No fractional shares shall be issued under the Plan. Payment for any fractional shares that would otherwise be issuable hereunder in the absence of the immediately preceding sentence shall be made in cash.

1.4          Administration of the Plan.

(a)          Committee, Meetings, Rule Making and Interpretations. The Plan shall be administered by the Board and the Committee. Subject to the provisions of the Plan, the Board or Committee shall (i) interpret the Plan and all Awards under the Plan, (ii) make, amend and rescind such rules as it deems necessary for the proper administration of the Plan, (iii) make all other determinations necessary or advisable for the administration of the Plan and (iv) correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award under the Plan in the manner and to the extent that the Board or the Committee deems desirable to effectuate the Plan. Any action taken or determination made by the Board or the Committee pursuant to this and the other paragraphs of the Plan shall be final, binding and conclusive on all affected persons, including, without limitation, the Company, any Affiliate, any grantee, holder or beneficiary of an Award, any stockholder and any Employee, Service Provider or Non-Employee Director. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted hereunder, and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company and its Affiliates in respect of any claim, loss, damage or expense (including legal fees) arising therefrom to the fullest extent permitted by law.

1.5          Granting of Awards to Participants.  The Board or the Committee shall have the authority to grant, prior to the expiration date of the Plan, Awards to such Employees, Service Providers and Non-Employee Directors as may be selected by it, subject to the terms and conditions set forth in the Plan. In selecting the persons to receive Awards, including the type and size of the Award, the Board or the Committee may consider the contribution the recipient has made and/or may make to the growth of the Company or its Affiliates and any other factors that it may deem relevant. No member of the Committee shall vote or act upon any matter relating solely to himself. Grants of Awards to members of the Committee must be ratified by the Board. In no event shall any Employee, Service Provider or Non-Employee Director, nor his or its legal representatives, heirs, legatees, distributees or successors have any right to participate in the Plan, except to such extent, if any, as permitted under the Plan and as the Board or the Committee may determine.

1.6          Leave of Absence.  If an employee is on military, sick leave or other bona fide leave of absence, such person shall be considered an “Employee” for purposes of an outstanding Award during the period of such leave, provided that it does not exceed 90 days (or such longer period as may be determined by the Board or the Committee in its sole discretion), or, if longer, so long as the person's right to reemployment is guaranteed either by statute or by contract. If the period of leave exceeds 90 days (or such longer period as may be determined by the Board or the Committee in its sole discretion), the employment relationship shall be deemed to have terminated on the ninety-first (91st) day (or the first day immediately following any period of leave in excess of 90 days as approved by the Board or the Committee) of such leave, unless the person’s right to reemployment is guaranteed by statute or contract.

1.7          Term of Plan.  If not sooner terminated under the provisions of Section 1.8, the Plan shall terminate upon, and no further Awards shall be made, after the tenth (10th) anniversary of the Effective Date.

1.8          Amendment and Discontinuance of the Plan.  The Board may amend, suspend or terminate the Plan at any time without prior notice to or consent of any person; provided, however, that subject to Section 6.12, no amendment, suspension or termination of the Plan may without the consent of the holder of an Award, terminate such Award or adversely affect such person’s rights with respect to such Award in any material respect; and provided further that no amendment shall be effective prior to its approval by the stockholders of the Company, to the extent such approval is required by (a) applicable legal requirements, (b) the requirements of any securities exchange on which the Company’s stock may be listed or (c) the requirements of the Nasdaq Stock Market, Inc. on which the Company’s stock may be listed. Notwithstanding the foregoing, the Board may amend the Plan in such manner as it deems necessary in order to permit Awards to meet the requirements of the Code or other applicable laws, or to prevent adverse tax consequences to the Participants.

ARTICLE II

NON-QUALIFIED OPTIONS

2.1          Eligibility.  The Board or the Committee may grant Non-Qualified Options to purchase shares of Common Stock to any Employee, Service Provider and Non-Employee Directors according to the terms set forth below. Each Non-Qualified Option granted under the Plan shall be evidenced by a written agreement between the Company and the individual to whom such Non-Qualified Option was granted in such form as the Board or the Committee shall provide.

2.2          Exercise Price.  The exercise price to be paid for each share of Common Stock deliverable upon exercise of each Non-Qualified Option granted under this Article II shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of such Non-Qualified Option. The exercise price for each Non-Qualified Option granted under Article II shall be subject to adjustment as provided in Section 2.3(e) of the Plan.

2.3          Terms and Conditions of Non-Qualified Options.  Non-Qualified Options shall be in such form as the Board or the Committee may from time to time approve, shall be subject to the following terms and conditions and may contain such additional terms and conditions, not inconsistent with this Article II, as the Board or the Committee shall deem desirable:

(a)          Option Period and Conditions and Limitations on Exercise. No Non-Qualified Option shall be exercisable later than the Option Expiration Date. To the extent not prohibited by other provisions of the Plan, each Non-Qualified Option shall be exercisable at such time or times as the Board or the Committee, in its discretion, may determine at the time such Non-Qualified Option is granted.

(b)          Manner of Exercise. In order to exercise a Non-Qualified Option, the person or persons entitled to exercise such Non-Qualified Option shall deliver to the Company payment in full for (i) the shares being purchased and (ii) unless other arrangements have been made with the Committee, any required withholding taxes. The payment of the exercise price for each Non-Qualified Option shall either be (x) in cash or by certified check payable and acceptable to the Company, (y) with the consent of the Board or the Committee, which consent may be granted or withheld in the Committee’s sole discretion, and upon compliance with such instructions as the Committee may specify, at the person’s written request the Company may deliver certificates for the shares of Common Stock for which the Non-Qualified Option is being exercised to a broker for sale on behalf of the person, provided that the person has irrevocably instructed such broker to remit directly to the Company on the person’s behalf from the proceeds of such sale the full amount of the exercise price, plus all required withholding taxes or (z) by any other means set forth in the Optionee’s Award agreement that is consistent with applicable laws, regulations or rules.

(c)          Proceeds. The proceeds received from the sale of shares of Common Stock pursuant to exercise of Non-Qualified Options exercised under the Plan will be used for general corporate purposes.

(d)          Non-Qualified Options not Transferable. Except as provided below, no Non-Qualified Option granted hereunder shall be transferable other than by (i) will or by the laws of descent and distribution or (ii) pursuant to a domestic relations order, and during the lifetime of the Participant to whom any such Non-Qualified Option is granted, it shall be exercisable only by the Participant (or his guardian). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, any Non-Qualified Option granted hereunder, or any right thereunder, contrary to the provisions hereof, shall be void and ineffective, shall give no right to the purported transferee and shall, at the sole discretion of the Board or the Committee, result in forfeiture of the Non-Qualified Option with respect to the shares involved in such attempt. With respect to a specific Non-Qualified Option, in accordance with rules and procedures established by the Board or the Committee from time to time, the Participant (or his guardian) may transfer, for estate planning purposes, all or part of such Non-Qualified Option to one or more immediate family members or related family trusts or partnerships or similar entities as determined by the Board or the Committee. Any Non-Qualified Option that is transferred in accordance with the provisions of this Section 2.3(d) may only be exercised by the person or persons who acquire a proprietary interest in the Non-Qualified Options pursuant to the transfer.

(e)          Adjustment of Non-Qualified Options. In the event that at any time after the Effective Date the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares or the like, the Board shall make appropriate and equitable adjustments to all Non-Qualified Options then outstanding as provided in Section 1.3.

(f)           Listing and Registration of Shares. Each Non-Qualified Option shall be subject to the requirement that if at any time the Board or the Committee determines, in its discretion, that the listing, registration or qualification of the shares subject to such Non-Qualified Option under any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of shares thereunder, such Non-Qualified Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained and the same shall have been free of any conditions not acceptable to the Board or the Committee.

2.4          Option Repricing.  Only with concurrent shareholder approval, the Board of the Committee, in its absolute discretion, may grant to holders of outstanding Non-Qualified Options, in exchange for the surrender and cancellation of such Non-Qualified Options, new Non-Qualified Options having exercise prices lower (or higher with any required consent) than the exercise price provided in the Non-Qualified Options so surrendered and canceled and containing such other terms and conditions as the Board or the Committee may deem appropriate.

2.5          Vesting.  See Section 6.11 of the Plan for provisions on vesting in connection with termination of Employment or service. Also, see Section 6.12 of the Plan relating to vesting in connection with a Change of Control.

ARTICLE III

INCENTIVE STOCK OPTIONS

The terms specified in this Article III shall be applicable to all Incentive Stock Options. Except as modified by the provisions of this Article III, all the provisions of Article II shall be applicable to Incentive Stock Options. Options which are specifically designated as Non-Qualified Options shall not be subject to the terms of this Article III.

3.1          Eligibility.  Incentive Stock Options may only be granted to Employees of the Company or its parent or subsidiary as defined in Sections 424(e) or (f) of the Code, as applicable, while each such entity is a “corporation” described in Section 7701(a)(3) of the Code and Treas. Reg. Section 1.421-1(i)(1).

3.2          Exercise Price.  Subject to Section 3.4, the exercise price per share shall not be less than one hundred percent (100%) of the FMV Per Share on the date of grant of the Incentive Stock Option.

3.3          Dollar Limitation.  The aggregate Fair Market Value (determined as of the respective date or dates of grant) of shares of Common Stock for which one or more Options granted to any Employee under the Plan (or any other option plan of the Company or any Affiliate which is a parent or subsidiary as defined in Code Sections 424(e) or (f), as applicable) may for the first time become exercisable as Incentive Stock Options during any one (1) calendar year shall not exceed the sum of $100,000. To the extent the Employee holds two (2) or more such Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Options as Incentive Stock Options shall be applied on the basis of the order in which such Options are granted.

3.4          10% Stockholder.  If any Employee to whom an Incentive Stock Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any “parent corporation” of the Company (as defined in Section 424(e) of the Code) or any “subsidiary corporation” of the Company (as defined in Section 424(f) of the Code), then the exercise price per share under such Incentive Stock Option shall not be less than one hundred ten percent (110%) of the FMV Per Share on the date of grant, and the Option term shall not exceed five (5) years measured from the date of grant. For purposes of the immediately preceding sentence, the attribution rules under Section 424(d) of the Code shall apply for purposes of determining an Employee’s ownership.

3.5          Incentive Stock Options Not Transferable.  No Incentive Stock Option granted hereunder (a) shall be transferable other than by will or by the laws of descent and distribution and (b) except as permitted in regulations or other guidance issued under Section 422 of the Code, shall be exercisable during the Optionee’s lifetime by any person other than the Optionee (or his guardian).

3.6          Compliance with Code Section 422.  All Options that are intended to be Incentive Stock Options described in Code Section 422 shall be designated as such in the Option grant and in all respects shall be issued in compliance with Code Section 422.

3.7          Limitations on Exercise.  No Incentive Stock Option shall be exercisable more than three (3) months after the Optionee ceases to be an Employee for any reason other than death or Disability, or more than one (1) year after the Optionee ceases to be an Employee due to death or Disability.

ARTICLE IV

RESTRICTED STOCK

4.1          Eligibility.  All Employees, Service Providers and Non-Employee Directors shall be eligible for grants of Restricted Stock.

4.2          Restrictions, Restricted Period and Vesting.

(a)          The Restricted Stock shall be subject to such forfeiture restrictions (including, without limitation, limitations that qualify as a “substantial risk of forfeiture” within the meaning given to that term under Section 83 of the Code) and restrictions on transfer by the Participant and repurchase by the Company as the Board or the Committee, in its sole discretion, shall determine. Prior to the lapse of such restrictions, the Participant shall not be permitted to transfer such shares. The Company shall have the right to repurchase or recover such shares for the amount of cash paid therefor, if any, if (i) the Participant shall terminate Employment from or services to the Company prior to the lapse of such restrictions or (ii) the Restricted Stock is forfeited by the Participant pursuant to the terms of the Award.

(b)          Vesting. See Section 6.11 of the Plan for provisions on vesting in connection with termination of Employment or service. Also, see Section 6.12 of the Plan relating to vesting in connection with a Change of Control.

(c)          Immediate Transfer Without Immediate Delivery of Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, during the Restricted Period, shall be left on deposit with the Company, or in trust or escrow pursuant to an agreement satisfactory to the Committee, along with a stock power endorsed in blank until such time as the restrictions on transfer have lapsed. The grantee of Restricted Stock shall have all the rights of a stockholder with respect to such shares including the right to vote and the right to receive dividends or other distributions paid or made with respect to such shares; provided, however, that the Board or the Committee may in the Award restrict the Participant’s right to dividends until the restrictions on the Restricted Stock lapse. Any certificate or certificates representing shares of Restricted Stock shall bear a legend similar to the following:

The shares represented by this certificate have been issued pursuant to the terms of the 2006 Motient Corporation Equity Incentive Plan, as amended and restated, and may not be sold, pledged, transferred, assigned or otherwise encumbered in any manner except as is set forth in the terms of such award dated _______________, 200___.

4.3          Forfeiture of Restricted Stock.  If, for any reason, the restrictions imposed by the Board or the Committee upon Restricted Stock are not satisfied at the end of the Restricted Period, any Restricted Stock remaining subject to such restrictions shall thereupon be forfeited by the Participant and reacquired by the Company.

4.4          Delivery of Shares of Common Stock.  Pursuant to Section 6.5 of the Plan and subject to the withholding requirements of Article VII of the Plan, at the expiration of the Restricted Period, a stock certificate evidencing the Restricted Stock (to the nearest full share) with respect to which the Restricted Period has expired shall be delivered without charge to the Participant, or his personal representative, free of all restrictions under the Plan.

ARTICLE V

PERFORMANCE AWARDS

5.1          Performance Awards.  The Committee may grant Performance Awards based on performance goals as set forth in Section 5.2 measured over a period of not less than six months and not more than ten years.

5.2          Performance Goals.  The grant and/or settlement of a Performance Award shall be contingent upon terms set forth in this Section 5.2.

(a)          General. The performance goals for Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee. In the case of any Award granted to a Covered Employee, performance goals shall be designed to be objective and shall otherwise meet the requirements of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee are such that the achievement of performance goals is “substantially uncertain” at the time of grant. The Committee may determine that such Performance Awards shall be granted and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to the grant and/or settlement of such Performance Awards. Performance goals may differ among Performance Awards granted to any one Participant or for Performance Awards granted to different Participants.

(b)          Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, divisions or business or geographical units of the Company (except with respect to the total stockholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for Performance Awards granted to a Participant: (i) earnings per share; (ii) increase in price per share, (iii) increase in revenues; (iv) increase in cash flow; (v) return on net assets; (vi) return on assets; (vii) return on investment; (viii) return on equity; (ix) economic value added; (x) gross margin; (xi) net income; (xii) pretax earnings; (xiii) pretax earnings before interest, depreciation, depletion and amortization; (xiv) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xv) operating income; (xvi) total stockholder return; (xvii) debt reduction; and (xviii) any of the above goals determined on the absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or components thereof or a group of comparable companies.

(c)          Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of Performance Awards shall be measured over a performance period of not less than six months and not more than ten years, as specified by the Committee. Performance goals in the case of any Award granted to a Participant shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Section 162(m) of the Code.

(d)          Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of Performance Awards payable to each Participant based upon achievement of business criteria over a performance period. Except as may otherwise be required under Section 409A of the Code, payment described in the immediately preceding sentence shall be made by the later of (i) the date that is 2½ months after the end of the Participant’s first taxable year in which the Performance Award is earned and payable under the Plan and (ii) the date that is 2½ months after the end of the Company’s first taxable year in which the Performance Award is earned and payable under the Plan, and such payment shall not be subject to any election by the Participant to defer the payment to a later period. The Committee may not exercise discretion to increase any such amount payable in respect of a Performance Award which is intended to comply with Section 162(m) of the Code. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(e)          Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award and the achievement of performance goals relating to Performance Awards shall be made in a written agreement or other document covering the Performance Award. The Committee may not delegate any responsibility relating to such Performance Awards.

(f)           Status of Performance Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Section 162(m) of the Code and regulations thereunder (including Treasury Regulations sec. 1.162-27 and successor regulations thereto) shall constitute “performance-based compensation” within the meaning of Section 162(m) of the Code and regulations thereunder. Accordingly, the terms of this Section 5.2 shall be interpreted in a manner consistent with Section 162(m) of the Code and regulations thereunder. Notwithstanding the foregoing, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards that are intended to comply with Section 162(m) of the Code does not comply or is inconsistent with the requirements of Section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE VI

CERTAIN PROVISIONS APPLICABLE TO ALL AWARDS

6.1          General.  Awards shall be evidenced by a written agreement or other document and may be granted on the terms and conditions set forth herein. In addition, the Board or the Committee may impose on any Award or the exercise thereof, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Board and the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award; provided, that any such election would not (i) cause the application of Section 409A of the Code to the Award or (ii) create adverse tax consequences under Section 409A of the Code should Section 409A apply to the Award. The terms, conditions and/or restrictions contained in an Award may differ from the terms, conditions and restrictions contained in any other Award. The Board may amend an Award; provided, however, that, subject to Section 6.12, no amendment of an Award may, without the consent of the holder of the Award, adversely affect such person’s rights with respect to such Award in any material respect. The Board or the Committee shall retain full power and discretion to accelerate or waive, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that, subject to Section 6.12, the Board or the Committee shall not have any discretion to accelerate or waive any term or condition of an

Award (i) if such discretion would cause the Award to have adverse tax consequences to the Participant under Section 409A of the Code or (ii) if the Award is intended to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code if such discretion would cause the Award not to so qualify. Except in cases in which the Board or the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware Corporation Law, no consideration other than services may be required for the grant of any Award.

6.2          Stand-Alone, Additional, Tandem and Substitute Awards.  Subject to Section 2.4 of the Plan, Awards granted under the Plan may, in the discretion of the Board or the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any Affiliate or any business entity to be acquired by the Company or an Affiliate, or any other right of a Participant to receive payment from the Company or any Affiliate; provided, however, no Award shall be issued under the Plan if issuance of the Award would result in adverse tax consequences under Section 409A of the Code. Such additional, tandem and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award, the Board or the Committee shall require the surrender of such other Award for cancellation in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any Affiliate. Any such action contemplated under this Section 6.2 shall be effective only to the extent that such action will not cause (i) the holder of the Award to lose the protection of Section 16(b) of the Exchange Act and rules and regulations promulgated thereunder, (ii) any Award that is designed to qualify payments thereunder as performance-based compensation as defined in Section 162(m) of the Code to fail to qualify as such performance-based compensation or (iii) any Award that is subject to Section 409A of the Code to result in adverse consequences under Section 409A of the Code.

6.3          Term of Awards.  The term or Restricted Period of each Award that is an Option or Restricted Stock shall be for such period as may be determined by the Board or the Committee; provided, however, that in no event shall the term of any such Award exceed a period of ten years (or such shorter terms as may be required in respect of an Incentive Stock Option under Section 422 of the Code).

6.4          Form and Timing of Payment under Awards; Deferrals.  Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or an Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in a single payment or transfer, in installments or on a deferred basis. The settlement of any Award may, subject to any limitations set forth in the Award agreement, be accelerated and cash paid in lieu of shares in connection with such settlement, in the discretion of the Board or the Committee or upon occurrence of one or more specified events; provided, however, that such discretion may not be exercised by the Board or the Committee if the exercise of such discretion would result in adverse tax consequences to the Participant under Section 409A of the Code. In the discretion of the Board or the Committee, Awards granted pursuant to Article V of the Plan may be payable in shares to the extent permitted by the terms of the applicable Award agreement. Installment or deferred payments may be required by the Board or the Committee (subject to Section 1.8 of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Board or the Committee; provided, however, that no deferral shall be required or permitted by the Board or the Committee if such deferral would result in adverse tax consequences to the Participant under Section 409A of the Code. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of amounts in respect of installment or deferred payments denominated in shares. Any deferral shall only be allowed as is provided in a separate deferred compensation plan adopted by the Company. The Plan shall not constitute any “employee benefit plan” for purposes of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended.

6.5          Vested and Unvested Awards.  After the satisfaction of all of the terms and conditions set by the Board or the Committee with respect to an Award of (a) Restricted Stock, a certificate, without the legend set forth in Section 4.2(c) for the number of shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Employee or (b) Performance Awards, cash and/or a certificate for the number of shares equal in value to the amount of Performance Awards vested shall be delivered to the person. The number of shares of Common Stock which shall be issuable upon earning of a Performance Award shall be determined by dividing (1) by (2) where (1) is the amount of Performance Award that is earned and payable, as applicable, and (2) is the FMV Per Share of Common Stock on the date the Performance Award is earned and payable, as applicable. Upon termination, resignation or removal of a Participant under circumstances that do not cause such Participant to become fully vested, any remaining unvested Options, shares of Restricted Stock, or Performance Awards, as the case may be, shall either be forfeited back to the Company or, if appropriate under the terms of the Award, shall continue to be subject to the restrictions, terms and conditions set by the Board or the Committee with respect to such Award.

6.6          Exemptions from Section 16(b) Liability.  It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16(b) of the Exchange Act pursuant to an applicable exemption (except for transactions acknowledged by the Participant in writing to be non-exempt). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b) of the Exchange Act.

6.7          Securities Requirements.  No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then-applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock market or exchange upon which the Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the grantee to take any reasonable action to meet such requirements. The Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of shares pursuant to an Award to comply with any law or regulation described in the second preceding sentence.

6.8          Transferability.

(a)          Non-Transferable Awards and Options. Except as otherwise specifically provided in the Plan, no Award and no right under the Plan, contingent or otherwise, other than Restricted Stock as to which restrictions have lapsed, will be (i) assignable, saleable or otherwise transferable by a Participant except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order or (ii) subject to any encumbrance, pledge or charge of any nature. No transfer by will or by the laws of descent and distribution shall be effective to bind the Company unless the Board or the Committee shall have been furnished with a copy of the deceased Participant’s will or such other evidence as the Board or the Committee may deem necessary to establish the validity of the transfer. Any attempted transfer in violation of this Section 6.8(a) shall be void and ineffective for all purposes.

(b)          Ability to Exercise Rights. Except as otherwise specifically provided under the Plan, only the Participant or his guardian (if the Participant becomes Disabled), or in the event of his death, his legal representative or beneficiary, may exercise Options, receive cash payments and deliveries of shares or otherwise exercise rights under the Plan. The executor or administrator of the Participant’s estate, or the person or persons to whom the Participant’s rights under any Award will pass by will or the laws of descent and distribution, shall be deemed to be the Participant’s beneficiary or beneficiaries of the rights of the Participant hereunder and shall be entitled to exercise such rights as are provided hereunder.

6.9          Rights as a Stockholder.

(a)          No Stockholder Rights. Except as otherwise provided in Section 6.9(b), a Participant who has received a grant of an Award or a transferee of such Participant shall have no rights as a stockholder with respect to any shares of Common Stock until such person becomes the holder of record. Except as otherwise provided in Section 6.9(b), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

(b)          Holder of Restricted Stock. Unless otherwise approved by the Board or the Committee prior to the grant of a Restricted Stock Award, a Participant who has received a grant of Restricted Stock or a permitted transferee of such Participant shall not have any rights of a stockholder until such time as a stock certificate has been issued with respect to all, or a portion of, such Restricted Stock Award.

6.10       Listing and Registration of Shares of Common Stock.  The Company, in its discretion, may postpone the issuance and/or delivery of shares of Common Stock upon any exercise of an Award until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

 6.11       Termination of Employment, Death, Disability and Retirement.

(a)          Termination of Employment. Unless otherwise provided in the Award, if Employment of an Employee or service of a Non-Employee Director is terminated for any reason whatsoever other than death, Disability or Retirement, or if service of a Service Provider is terminated for any reason whatsoever other than death, any nonvested Award granted pursuant to the Plan outstanding at the time of such termination and all rights thereunder shall wholly and completely terminate and no further vesting shall occur, and the Employee, Service Provider or Non-Employee Director shall be entitled to exercise his or her rights with respect to the portion of the Award vested as of the date of termination for a period that shall end on the earlier of (i) the expiration date set forth in the Award with respect to the vested portion of such Award or (ii) the date that occurs six (6) months after such termination date (three (3) months after the date of termination in the case of an Incentive Stock Option).

(b)          Retirement. Unless otherwise provided in the Award, upon the Retirement of an Employee or, if applicable, Non-Employee Director:

(i)           any nonvested portion of any outstanding Award shall immediately terminate and no further vesting shall occur; and

(ii)          any vested Award shall expire on the earlier of (A) the expiration date set forth in the Award or (B) the expiration of (x) twelve (12) months after the date of Retirement in the case of any Award other than an Incentive Stock Option and (y) three (3) months after the date of Retirement in the case of an Incentive Stock Option.

(c)          Disability or Death. Unless otherwise provided in the Award, upon termination of Employment or service from the Company or any Affiliate that is a parent or subsidiary of the Company as a result of Disability of an Employee or Non-Employee Director or death of an Employee, Non-Employee Director or Service Provider, or with respect to a Participant who is either a retired former Employee or Non-Employee Director who dies during the period described in Section 6.11(b), hereinafter the “Applicable Retirement Period,” or a disabled former Employee or Non-Employee Director who dies during the period that expires on the earlier of the expiration date set forth in any applicable outstanding Award or the first anniversary of the person’s termination of Employment or service due to Disability, hereinafter the “Applicable Disability Period,”

(i)           any nonvested portion of any outstanding Award that has not already terminated shall immediately terminate and no further vesting shall occur; and

(ii)          any vested Award shall expire upon the earlier of (A) the expiration date set forth in the Award or (B) the later of (1) the first anniversary of such termination of Employment as a result of Disability or death or (2) the first anniversary of such person’s death during the Applicable Retirement Period or the Applicable Disability Period.

(d)          Continuation. Notwithstanding any other provision of the Plan, the Board or the Committee, in its discretion, may provide for the continuation of any Award for such period and upon such terms and conditions as are determined by the Board or the Committee in the event that a Participant ceases to be an Employee, Service Provider or Non-Employee Director.

6.12          Change in Control.

(a)          Change in Control. Unless otherwise provided in the Award, in the event of a Change in Control described in clauses (ii), (iii) or (iv) of the definition of Change in Control under Section 1.2 of the Plan:

(i)           the Board or the Committee may accelerate vesting and the time at which all Options then outstanding may be exercised so that those types of Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Board or the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, or the Board or the Committee may accelerate vesting and the time at which Options may be exercised so that those types of Awards may be exercised in full for their then remaining term;

(ii)          the Board or the Committee may waive all restrictions and conditions of all Restricted Stock then outstanding with the result that those types of Awards shall be deemed satisfied, and the Restriction Period or other limitations on payment in full with respect thereto shall be deemed to have expired, as of the date of the Change in Control or such other date as may be determined by the Board or the Committee; and

(iii)        the Board or the Committee may determine to amend Performance Awards or substitute new Performance Awards in consideration of cancellation of outstanding Performance Awards, in order to ensure that such Awards shall become fully vested, deemed earned in full and promptly paid to the Participants as of the date of the Change in Control or such other date as may be determined by the Board or the Committee, without regard to payment schedules and notwithstanding that the applicable performance cycle, retention cycle or other restrictions and conditions shall not have been completed or satisfied.

Notwithstanding the above provisions of this Section 6.12(a), the Board or the Committee shall not be required to take any action described in the preceding provisions of this Section 6.12(a), and any decision made by the Board or the Committee, in its sole discretion, not to take some or all of the actions described in the preceding provisions of this Section 6.12(a) shall be final, binding and conclusive with respect to the Company and all other interested persons.

(b)          Right of Cash-Out. If approved by the Board prior to or within thirty (30) days after such time as a Change in Control shall be deemed to have occurred, the Board shall have the right for a forty-five (45) day period immediately following the date that the Change in Control is deemed to have occurred to require all, but not less than all, Participants to transfer and deliver to the Company all Awards previously granted to the Participants in exchange for an amount equal to the “cash value” (defined below) of the Awards. Such right shall be exercised by written notice to all Participants. For purposes of this Section 6.12(b), the cash value of an

Award shall equal the sum of (i) the cash value of all benefits to which the Participant would be entitled upon settlement or exercise of any Award which is not an Option or Restricted Stock and (ii) in the case of any Award that is an Option or Restricted Stock, the excess of the “market value” (defined below) per share over the option price, or the market value (defined below) per share of Restricted Stock, multiplied by the number of shares subject to such Award. For purposes of the preceding sentence, “market value” per share shall mean the higher of (x) the average of the Fair Market Value per share of Common Stock on each of the five trading days immediately following the date a Change in Control is deemed to have occurred or (y) the highest price, if any, offered in connection with the Change in Control. The amount payable to each Participant by the Company pursuant to this Section 6.12(b) shall be in cash or by certified check and shall be reduced by any taxes required to be withheld.

ARTICLE VII

WITHHOLDING FOR TAXES

Any issuance of Common Stock pursuant to the exercise of an Option or in payment of any other Award under the Plan shall not be made until appropriate arrangements satisfactory to the Company have been made for the payment of any tax amounts (federal, state, local or other) that may be required to be withheld or paid by the Company with respect thereto at the minimum statutory rate. Such arrangements may, at the discretion of the Board or the Committee, include allowing the person to tender to the Company shares of Common Stock owned by the person, or to request the Company to withhold shares of Common Stock being acquired pursuant to the Award, whether through the exercise of an Option or as a distribution pursuant to the Award, which have an aggregate FMV Per Share as of the date of such withholding that is not greater than the sum of all tax amounts to be withheld with respect thereto, together with payment of any remaining portion of such tax amounts in cash or by certified check payable and acceptable to the Company.

Notwithstanding the foregoing, if on the date of an event giving rise to a tax withholding obligation on the part of the Company the person is an officer or individual subject to Rule 16b-3, such person may direct that such tax withholding be effectuated by the Company withholding the necessary number of shares of Common Stock (at the minimum statutory tax rate required by the Code) from such Award payment or exercise.

ARTICLE VIII

MISCELLANEOUS

8.1          No Rights to Awards or Uniformity Among Awards.  No Participant or other person shall have any claim to be granted any Award; there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards; and the terms and conditions of Awards need not be the same with respect to each recipient.

8.2          Conflicts with Plan.  In the event of any inconsistency or conflict between the terms of the Plan and an Award, the terms of the Plan shall govern.

8.3          No Right to Employment.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the

Company or any Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award.

8.4          Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal law and the laws of the State of Delaware, without regard to any principles of conflicts of law.

8.5          Gender, Tense and Headings.  Whenever the context requires such, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural. Section headings as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

8.6          Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any Participant or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board or the Committee, such provision shall be construed or deemed amended as necessary to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board or the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Participant or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

8.7          Other Laws.  The Board or the Committee may refuse to issue or transfer any shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law.

8.8          Shareholder Agreements.  The Board or the Committee may condition the grant, exercise or payment of any Award upon such person entering into a stockholders' or repurchase agreement in such form as approved from time to time by the Board.

8.9          Funding.  Except as provided under Article IV of the Plan, no provision of the Plan shall require or permit the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other Employees, Service Providers or Non-Employee Directors under general law.

8.10       No Guarantee of Tax Consequences.  Neither the Board, nor the Company nor the Committee makes any commitment or guarantee that any federal, state or local tax treatment will apply or be available to any person participating or eligible to participate hereunder.

EXHIBIT B

INFORMATION CONCERNING PARTICIPANTS IN THE SOLICITATION

Under applicable SEC regulations, each member of the Board of Directors of Motient Corporation may be deemed to be a “participant” in the Company’s solicitation of proxies from the Company’s stockholders to vote in favor of the election of the directors nominated by the Board, ratification of the Board’s appointment of Friedman LLP as independent auditors for 2006, approval of the 2006 Motient Corporation Equity Incentive Plan and cancellation of Motient’s 2002 Stock Option Plan and 2004 Restricted Stock Plan, and approval of the amendment of the Amended and Restated Certificate of Incorporation to allow issuance of non-voting stock. Set forth below with respect to each participant are his or her name, principal occupation or employment, business address, the number of shares of the Company’s Common Stock beneficially owned and additional information concerning transactions in shares of Common Stock of the Company during the past two years.

Directors And Director Nominees

The principal occupation of the Company’s directors who may be deemed participants in the solicitation are set forth under Proposal 1, “Election of Directors” in this Proxy Statement.

Name	Address
David Andonian	Affinova 52 Second Ave. Waltham, MA 02451
Robert Brumley	TerreStar Networks Inc. 11720 Sunrise Valley Dr. Reston, VA 20191
David Grain	Grain Capital 331 South Pineapple Avenue Sarasota, FL 34236
Jacques Leduc	Videotron 612 Saint-Jacques Street Montréal, Québec H3C 4M8 Canada
David Meltzer	American Red Cross 2025 E Street, NW Washington, DC 20006
Raymond L. Steele	Motient Corporation 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069

Employees

Christopher Downie, Myrna Newman and Robert Macklin may be deemed participant in the solicitation. Their principal occupation is set forth under Proposal 1, “Election of Directors” in this Proxy Statement. In each case, their address is c/o Motient Corporation 300 Knightsbridge Parkway, Lincolnshire, Illinois 60069.

Information Regarding Ownership Of The Company’s Securities By Participants

The number of shares of the Company’s Common Stock held by directors is set forth under the “Security Ownership of Certain Beneficial Owners and Management” section of this proxy statement.

Information Regarding Transactions In The Company’s Securities By Participants

The following table sets forth purchases and sales of the Company’s securities by the participants listed below during the past two years. Unless otherwise indicated, all transactions are in the public market.

NAME	DATE	NUMBER OF SHARES OF COMMON STOCK, OR OPTIONS TO ACQUIRE SUCH STOCK ACQUIRED OR DISPOSED OF	NOTES
David Andonian	5/1/06	20,000 (acquired)	Restricted stock grant from Company - subject to stockholder approval
Robert Brumley	N/A	0
David Grain	1/31/06	10,000 (Acquired)
	2/9/06	12,500 (Acquired)
	2/15/06	5,000 (Sold)
	5/1/06	20,000 (Acquired)	Restricted stock grant from Company - subject to stockholder approval
Jacques Leduc	5/1/06	20,000 (Acquired)	Restricted stock grant from Company - subject to stockholder approval
David Meltzer	5/1/06	20,000 (Acquired)	Restricted stock grant from Company - subject to stockholder approval
Raymond L. Steele	9/01/04	1,800 (Acquired)	Restricted stock grant from Company
	12/13/04	10,000 (Acquired)	Option grant from Company
	2/10/05	10,000 (Disposed)	Surrendered Options to Company
	2/10/05	10,000 (Acquired)	Option grant from Company
	2/28/05	10,000 (Disposed)
	2/28/05	10,000 (Acquired)	Option grant from Company
	8/11/05	12,500 (Acquired)	Restricted stock grant from Company
	9/16/05	8,000 (Disposed)	Sale of restricted stock to Company
	5/1/06	30,000 (Acquired)	Restricted stock grant from Company - subject to stockholder approval

Miscellaneous Information Concerning Participants

Except as described in this Exhibit B or in the Proxy Statement, to the best knowledge of the Company, none of the participants nor any of their respective affiliates or associates (together, the “Participant Affiliates”) (i) directly or indirectly beneficially owns any shares of the Company’s Common Stock or any securities of any subsidiary of the Company or (ii) has had any relationship with the Company in any capacity other than as a stockholder, employee, officer or director. Furthermore, except as described in this Exhibit B or in this Proxy Statement, to the best knowledge of the Company, no participant or Participant Affiliate is either a party to any transaction or series of transaction since the beginning of the Company’s last fiscal year, or has knowledge of any currently proposed transaction or series of transactions, (i) in which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $60,000, and (iii) in which any participant or Participant Affiliate had or will have, a direct or indirect material interest.

Except as described in this Exhibit B or in the Proxy Statement, to the knowledge of the Company, no participant or Participant Affiliate has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting of Stockholders.

Except as described in this Exhibit B or in the Proxy Statement, to the knowledge of the Company, no participant or Participant Affiliate has entered into any agreement or understanding with any person respecting any future employment by the Company or its affiliates or any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Exhibit B or in this proxy statement, there are no contracts, arrangements or understandings by any participant or Participant Affiliate within the past year with any person with respect to the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

IMPORTANT

Your vote is important.  No matter how many shares of Motient Common Stock you own, please vote "FOR" the election of the Board's director nominees and FOR the other Company proposals by signing, dating and returning the Company's WHITE proxy card today in the postage paid envelope provided.

Your Board urges you not to return any proxy card you may receive from Mr. Dondero.

Remember, if you inadvertently return a proxy card to Dondero for the Annual Meeting, you have every legal right to change your vote---only your latest dated proxy counts. Simply sign, date and return the WHITE proxy card TODAY.

If any of your shares of Common Stock are held in the name of a brokerage firm, bank, nominee or other institution, only it can vote such shares. Please sign, date and promptly mail the WHITE Proxy Card in the envelope provided by your broker. Remember, your shares cannot be voted unless you return a signed and executed proxy card to your broker.

If you have any questions or require any additional information, please call our proxy solicitor, Innisfree M&A Incorporated, toll free at 1-877-750-9496

Motient Corporation

MOTIENT CORPORATION

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
 [ __ ], 2006

This Proxy is Solicited on Behalf of the Board of Directors of the Company.

The undersigned hereby constitutes and appoints Christopher Downie and Myrna Newman, and each of them, true and lawful agents and proxies (“Proxies”), with full power of substitution and revocation in each, to attend the Annual Meeting of Stockholders of Motient Corporation to be held at [ ______ ] local time, on [ __ ], 2006, at [ _________________ ], and any adjournment thereof, and thereat to vote all shares of common stock, par value $0.01 per share, of the Company, which the undersigned would be entitled to vote if personally present, upon the matters set forth on the reverse side and such other business as may properly come before the meeting or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder and in accordance with the judgment of the Proxies as to other matters. If no direction is made with regard to a certain proposal, such proposal will be voted as follows: FOR the six nominees listed in Proposal 1, and FOR Proposals 2, 3 and 4. This proxy will be voted in the discretion of the Proxies on such other business as may properly come before the meeting or any adjournment thereof. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournments or postponements thereof.

The undersigned hereby acknowledges prior receipt of a copy of the Notice of Annual Meeting of Stockholders and proxy statement related to the [ __ ], 2006 annual meeting of the stockholders of Motient Corporation.

(CONTINUED AND TO BE DATED AND SIGNED ON REVERSE SIDE)

1	.		Election of Directors

		Nominees:	(1) David Andonian, (2) Robert Brumley, (3) David Grain, (4) Jacques Leduc,
(5) David Meltzer and (6) Raymond L. Steele

			For All Nominees ☐	Withheld From All Nominees ☐

For all nominees, except vote withheld from the following nominee(s): ________________________

2	.	Proposal to ratify appointment of Friedman LLP as independent auditors for the fiscal year ending
			December 31, 2006	For ☐ Against ☐ Abstain ☐

3	.	Proposal to approve the 2006 Motient Corporation Equity Incentive Plan
		For ☐	Against ☐ Abstain ☐

4	.	Proposal to amend the Motient articles of incorporation to remove the prohibition on the issuance of non-voting stock
		For ☐	Against ☐ Abstain ☐

DATE _________________ , 2006

Signature(s)

Title

Please sign exactly as name is printed hereon. If shares are held jointly, each holder should sign. If signing as executor or trustee or in similar fiduciary capacity, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partner’s name by authorized person.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE PROVIDED.